EXECUTION VERSION
EXHIBIT 10.1

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT
between
BANK OF MONTREAL,
as Buyer
and
LOANDEPOT.COM, LLC,
as Seller
Dated as of September 23, 2021

Certain confidential information contained in this document, marked by "***", has been omitted because it is both (i) not materials and (ii) would be competitively harmful if publicly disclosed.

TABLE OF CONTENTS
Page(s)
i

SCHEDULE 1-A    REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS
SCHEDULE 1-B    REPRESENTATIONS AND WARRANTIES RE: POOLED MORTGAGE LOANS
SCHEDULE 2    AUTHORIZED REPRESENTATIVES
SCHEDULE 3    INDEBTEDNESS OF SELLER

EXHIBIT A    [RESERVED]
EXHIBIT B    [RESERVED]
EXHIBIT C    EVIDENCE OF BUYER LISTED AS LOSS PAYEE OF FIDELITY INSURANCE POLICY, ERRORS AND OMISSIONS INSURANCE POLICY, AND PROFESSIONAL LIABILITY INSURANCE POLICY
EXHIBIT D    FORM OF SECTION 8 CERTIFICATE
EXHIBIT E    ASSET SCHEDULE FIELDS
EXHIBIT F    FORM OF POWER OF ATTORNEY
EXHIBIT G    FORM OF OFFICER’S COMPLIANCE CERTIFICATE
EXHIBIT H    FORM OF SECURITY RELEASE CERTIFICATION

ii

MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT
This is a MASTER REPURCHASE AGREEMENT AND SECURITIES CONTRACT, dated as of September 23, 2021, between LOANDEPOT.COM, LLC, a Delaware limited liability company (“Seller”), and BANK OF MONTREAL, a Canadian Chartered bank acting through its Chicago Branch (“Buyer”).
Section 1.Applicability; Transaction Overview. From time to time, upon the terms and conditions set forth herein, the parties hereto may enter into transactions, on an uncommitted basis, in which Seller agrees to transfer to Buyer Mortgage Loans and all right, title and interest (including the Servicing Rights (as hereinafter defined)) in and to such Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans against the transfer of funds by Seller. Each such transaction involving the transfer of Mortgage Loans shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. This Agreement is not a commitment by Buyer to engage in the Transactions, but sets forth the requirements under which Buyer would consider entering into Transactions set forth herein.
Section 2.Definitions. As used herein, the following terms shall have the following meanings.
“Accelerated Repurchase Date” shall have the meaning set forth in Section 16(a)(i) hereof.
“Acceptable State” shall mean any state acceptable pursuant to the Underwriting Guidelines in which Seller is licensed to originate Mortgage Loans.
“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans (a) of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, (b) with respect to Agency Eligible Mortgage Loans, serviced in accordance with Fannie Mae, Freddie Mac, or Government Agency servicing practices and procedures, as applicable, (c) in accordance with the terms of the related Mortgage Note and Mortgage, and (d) in accordance with applicable law and regulations, including the servicing standards promulgated by the Consumer Financial Protection Bureau.
“Adjusted Tangible Net Worth” shall have the meaning set forth in the Pricing Side Letter.
“Affiliate” shall mean with respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, “control” when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” having meanings correlative to the foregoing. For removal of doubt none of the Permitted Holders, MTH Mortgage, LLC, MSC Mortgage, LLC, TRI Pointe Connect, LLC, Day One Mortgage,

LLC, Farm Bureau Mortgage, LLC, LGI Mortgage Solutions LLC, Henlopen Mortgage, LLC, BRP Home Mortgage, LLC, CUSA Affordable Housing, LLC, Commercial Agency USA, LLC, or any joint venture formed by Seller after the date hereof shall be considered an Affiliate for purposes of this Agreement or any other Facility Document.
“Agency” shall mean Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.
“Agency Approvals” shall have the meaning set forth in Section 13(ff) hereof.
“Agency Eligible Mortgage Loan” shall mean a Mortgage Loan that is in compliance with the eligibility requirements for swap or purchase by an Agency, under the applicable Agency guidelines and/or Agency Program.
“Agency Program” shall mean the specific mortgage backed securities swap program under the applicable Agency guidelines or as otherwise approved by an Agency pursuant to which the Agency Security is to be issued.
“Agency-Required eNote Legend” shall mean the legend or paragraph required by Fannie Mae or Freddie Mac, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on the appropriate exhibit to the Custodial and Disbursement Agreement, as may be amended from time to time by Fannie Mae or Freddie Mac, as applicable.
“Agency Security” shall mean a mortgage-backed security issued by an Agency.
“Aggregate Facility Purchase Price” shall mean, as of any date of determination, the sum of the Purchase Prices (as of such date of determination) of all Purchased Mortgage Loans then subject to a Transaction.
“Agreement” shall mean this Master Repurchase Agreement and Securities Contract between Buyer and Seller, dated as of the date hereof as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.
“Anti-Corruption Laws” shall have the meaning set forth in Section 13(cc) hereof.
“Anti-Money Laundering Laws” shall have the meaning set forth in Section 13(aa) hereof.
“Appraised Value” shall mean (i) the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property or (ii) in the case of property inspection waiver Mortgage Loans, the value accepted by Fannie Mae or Freddie Mac’s automated underwriting system as the value of the Mortgaged Property.
“Asset Schedule” shall mean with respect to any Transaction as of any date, an asset schedule in the form of a computer tape or other electronic medium (including an Excel spreadsheet) generated by Seller and delivered to Buyer and the Custodian, which provides information (including, without limitation, the information set forth on Exhibit E attached hereto) relating to the Purchased Mortgage Loans in a format reasonably acceptable to Buyer.

“Asset Value” shall mean (A) with respect to any Purchased Mortgage Loan that is a Jumbo Mortgage Loan, as of any date of determination, an amount equal to the product of (i) the Purchase Price Percentage for the applicable Purchased Mortgage Loan and (ii) the lesser of (a) the outstanding principal balance of such Purchased Mortgage Loan, or (b) the Market Value of such Purchased Mortgage Loan; or (B) with respect to any Purchased Mortgage Loan that is a Government Mortgage Loan, as of any date of determination, an amount equal to the lesser of (i) the outstanding principal balance of such Purchased Mortgage Loan, or (ii) the product of (a) the Purchase Price Percentage for the applicable Purchased Mortgage Loan, and (b) the Market Value of such Purchased Mortgage Loan. Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:
(i)such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan, for which the proceeds of such Purchased Mortgage Loan were wired to a Closing Agent with respect to which Buyer has notified the Seller at any time that such Closing Agent is not satisfactory;
(ii)a Purchased Mortgage Loan Issue has occurred and such Purchased Mortgage Loan has not been repurchased by Seller;
(iii)the related Mortgage File has been released from the possession of the Custodian under the Custodial and Disbursement Agreement for a period in excess of the time permitted therefor under the Custodial and Disbursement Agreement;
(iv)such Purchased Mortgage Loan has been subject to a Transaction hereunder for a period of greater than the Maximum Transaction Duration identified on the Pricing Side Letter for such Purchased Mortgage Loan;
(v)Buyer has determined in its good faith discretion that such Purchased Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry;
(vi)such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the Wet-Ink Mortgage Loan Document Receipt Date;
(vii)when the Purchase Price for such Purchased Mortgage Loan is added to the Purchase Price for all Purchased Mortgage Loans, the aggregate Purchase Price of any loan type exceeds the applicable Concentration Limit;
(viii)a Security Issuance Failure has occurred with respect to such Purchased Mortgage Loan; or
(ix)when the Purchase Price of such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the Aggregate Facility Purchase Price exceeds the Maximum Aggregate Purchase Price.

“Assignment and Acceptance” shall have the meaning set forth in Section 21 hereof.
“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.
“Authoritative Copy” shall mean, with respect to an eNote, the unique copy of such eNote that is within the Control of the Controller.
“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of Seller and Buyer listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.
“Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the Custodial and Disbursement Agreement or otherwise approved in writing by Buyer, in its reasonable discretion.
“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
“Benchmark Replacement” shall mean the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated or bilateral credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Price Differential Collection Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities at such time.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” shall mean the earlier to occur of the following events with respect to the LIBOR Rate:
(a)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or
(b)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to LIBOR:
(1)    a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.
“Benchmark Transition Start Date” shall mean (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by notice to Seller.
“Benchmark Unavailability Period” shall mean, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x)

beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with this Agreement and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to this Agreement.
“BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of Illinois, the State of California or the State of New York or (iii) any day on which the U.S. Federal Reserve System is closed.
“Buyer” shall mean Bank of Montreal, its successors in interest and permitted assigns, and with respect to Section 8, its participants.
“Capital Lease” shall mean, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.
“Capital Lease Obligations” shall mean, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).
“Change in Control” shall mean:
(a)    the sale, transfer, or other disposition (each, a “Disposition”) of all or substantially all of Seller’s assets (other than any Disposition permitted under this Agreement);

(b) the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the Securities and Exchange Commission thereunder), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders or their Affiliates becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of loanDepot, Inc., a Delaware corporation, entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis; or
(c)the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if more than 50% of the combined voting power of the continuing or surviving entity’s Capital Stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not owners of Seller immediately prior to such merger, consolidation or other reorganization.
    “Closing Agent” shall mean, with respect to any Wet-Ink Transaction, an entity reasonably satisfactory to Buyer (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated) to which the proceeds of such Wet-Ink Transaction are to be wired pursuant to the instructions of Seller. Unless Buyer notifies Seller (electronically or in writing) that a Closing Agent is unsatisfactory, each Closing Agent utilized by Seller shall be deemed satisfactory.
“Closing Date” shall mean September 23, 2021.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Committed Mortgage Loan” shall mean a Purchased Mortgage Loan which is the subject of a Take-out Commitment with a Take-out Investor.
“Concentration Limit” shall have the meaning set forth in the Pricing Side Letter.
“Confidential Information” shall have the meaning set forth in Section 32(a) hereof.
“Conforming Mortgage Loan” shall mean a Mortgage Loan originated in accordance with the applicable published underwriting and eligibility criteria of Fannie Mae or Freddie Mac for purchase of mortgage loans.
“Connection Income Taxes” shall mean Taxes imposed as a result of a present or former connection between the Buyer and the jurisdiction imposing such Tax unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents, that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Control” shall mean, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-Sign, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
“Control Failure” shall mean, with respect to an eNote, (i) if the Controller status of the eNote shall not have been transferred to Buyer, (ii) Buyer shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry (other than pursuant to a Bailee Letter), (iii) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the Custodial and Disbursement Agreement, or (iv) if the Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the Custodial and Disbursement Agreement.
“Controller” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-Sign, as applicable.
“Contractual Obligations” shall mean, as to any Person, any provision of any security (whether in the nature of Capital Stock, or otherwise) issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement (other than a Facility Document) to which such Person is a party or by which it or any of its Property is bound or to which any of its Property is subject.
“Correspondent Mortgage Loan” shall mean a Mortgage Loan which is (i) originated by a Correspondent Seller and underwritten in accordance with the Underwriting Guidelines and (ii) acquired by the Seller from a Correspondent Seller in the ordinary course of business, for sale to the Buyer pursuant to this Agreement.
“Correspondent Seller” shall mean a mortgage loan originator that sells Mortgage Loans originated by it to Seller as a “correspondent” client.
“Costs” shall have the meaning set forth in Section 17(a) hereof.
“Custodial and Disbursement Agreement” shall mean, that certain Custodial and Disbursement Agreement dated as of the date hereof, among Seller, Buyer, Custodian and Disbursement Agent, as may be amended, restated, supplemented and otherwise modified from time to time.
“Custodian” shall mean Deutsche Bank National Trust Company, and any successor thereto under the Custodial and Disbursement Agreement.
“Cut-off Date” shall mean, with respect to Pooled Mortgage Loans, the first calendar day of the month in which the related Settlement Date is to occur.
“Cut-off Date Principal Balance” shall mean, with respect to Pooled Mortgage Loans, the outstanding principal balance of such Pooled Mortgage Loans on the Cut-off Date after giving effect to payments of principal and interest due on or prior to the Cut-off Date whether or not such payments are received.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Party” shall have the meaning set forth in Section 31(b) hereof.
“Delegatee” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Disbursement Agent” shall mean Deutsche Bank National Trust Company, and any successor thereto under the Custodial and Disbursement Agreement.
“Dollars” and “$” shall mean lawful money of the United States of America.
“DU Refi Plus” shall mean the Fannie Mae DU Refi Plus program.
“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Due Diligence Documents” shall have the meaning set forth in Section 20 hereof.
“Early Opt-in Election” shall mean the occurrence of:
(1)    a determination by Buyer that at least three currently outstanding U.S. dollar- denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of the LIBOR Rate, a new benchmark interest rate to replace the LIBOR Rate, and
(2)    the election by Buyer to declare that an Early Opt-in Election has occurred and the provision by Buyer of written notice of such election to Seller.
“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) shall have been satisfied.
“Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.
“Electronic Record” shall mean, as the context requires, (i) “Record” and “Electronic Record,” both as defined in E-Sign, and shall include but not be limited to, recorded telephone conversations, fax copies or electronic transmissions, and (ii) with respect to an eMortgage Loan, the related eNote and all other documents comprising the Mortgage File electronically created and that are stored in an electronic format, if any.
“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement that is entered into among Buyer, Seller, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended, restated, supplemented or otherwise modified from time to time with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System and (y) the tracking of the Control of eNotes held on the MERS eRegistry, in a form acceptable to Buyer.
“Eligible Mortgage Loan” shall mean a Mortgage Loan which:
(a)has been approved by Buyer in its sole and absolute discretion on the related Purchase Date; and
(b)complies with the representations and warranties set forth on Schedule 1-A; and
(c)with respect to each Pooled Mortgage Loan, complies with the representations and warranties set forth on Schedule 1-B.
“eMortgage Loan” shall mean a Mortgage Loan that is a Conforming Mortgage Loan with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.
“eNote” shall mean, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.
“eNote Delivery Requirement” shall have the meaning set forth in Section 3(c) hereof.
“eNote Replacement Failure” shall have the meaning set forth in the Custodial and Disbursement Agreement.
“Environmental Issue” shall mean any material environmental issue with respect to any Mortgaged Property, as determined by Buyer in its good faith discretion, including without limitation, the violation of any Environmental Laws.
“Environmental Laws” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” shall mean any Person, whether or not incorporated, that is a member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Code of which the Seller is a member.
“Errors and Omissions Insurance Policy” shall mean an errors and omissions insurance policy to be maintained by the Seller.
“E-Sign” shall mean the federal Electronic Signatures in Global and National Commerce Act, as amended from time to time.
“Escrow Payments” shall mean, with respect to any Mortgage Loan, the amounts required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“eVault” shall mean an electronic repository established and maintained by an eVault Provider for delivery and storage of eNotes.
“eVault Provider” shall mean Document Systems, Inc. d/b/a DocMagic, or its successor in interest or assigns, or such other entity agreed upon by Seller, Custodian and Buyer.
“Event of Default” shall have the meaning set forth in Section 15 hereof.
“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of Seller, or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller, or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, or any ERISA Affiliate thereof to terminate any Plan, or (v)  the determination that any Plan is or is expected to be in “at-risk” status, within the meaning of Section 430 of the Code or Section 303 of ERISA or (vi) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (viii) the receipt by Seller, or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vii) has been taken by the PBGC with respect to such Multiemployer Plan, or a determination that a Multiemployer Plan is, or is expected to be “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (ix) the imposition of any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller, or any ERISA Affiliate thereof or (x) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.
“Exception Report” shall have the meaning set forth in the Custodial and Disbursement Agreement.
“Excluded Taxes” shall have the meaning set forth in Section 8(a) hereof.
“Executive Order” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079).
“Expense Cap” shall have the meaning set forth in the Pricing Side Letter.
“Facility Documents” shall mean this Agreement, the Pricing Side Letter, the Custodial and Disbursement Agreement, the Joint Securities Account Control Agreement, the Intercreditor Agreement, any Electronic Tracking Agreement, the Reserve Account Control Agreement, each Servicing Agreement, each Servicer Side Letter, each Power of Attorney and any and all other agreements executed and delivered by Seller in connection with this Agreement or any Transactions hereunder, as the same may be amended, restated or otherwise modified from time to time.
“Fannie Mae” shall mean the Federal National Mortgage Association or any successor thereto.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
“FHA Approved Mortgagee” shall mean a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.
“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” shall mean, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.
“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” shall mean the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“FICO” shall mean Fair Isaac & Co., or any successor thereto.
“Fidelity Insurance Policy” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud.
“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.
“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.
“Ginnie Mae” shall mean the Government National Mortgage Association and any successor thereto.
“GLB Act” shall have the meaning set forth in Section 32(b) hereof.
“Government Agency” shall mean Ginnie Mae, Fannie Mae, Freddie Mac, USDA, FHA, VA or other Governmental Authority governing such Government Mortgage Loan.
“Government Mortgage Loan” shall mean any of a Conforming Mortgage Loan, FHA Loan, USDA Mortgage Loan or VA Loan.
“Governmental Authority” shall mean any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Gross Margin” shall mean, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keepwell, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Hash Value” shall mean, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.
“High Cost Mortgage Loan” shall mean a mortgage loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; or (b) a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).
"Hsieh Investors” shall mean each of the JLSSAA Trust, established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC and each of their respective affiliates.

“HUD” shall mean the United States Department of Housing and Urban Development.
“Income” shall mean, with respect to any Purchased Mortgage Loan, without duplication, all principal and interest or dividends or distributions or other amounts received with respect to such Purchased Mortgage Loan, including any insurance proceeds or interest payable thereon or any fees or payments of any kind, or other amounts received.
“Indebtedness” shall mean: (a) all indebtedness for borrowed money or for the deferred purchase price of property or services and all obligations under leases which are or should be under GAAP, recorded as capital leases, in respect of which a person is directly or contingently liable as borrower, guarantor, endorser or otherwise, or in respect of which a person otherwise assures a creditor against loss, (b) all obligations for borrowed money or for the deferred purchase price of a property or services secured by (or for which the holder has an existing right, contingent or otherwise, to be secured by) any lien upon property (including without limitation accounts receivable and contract rights) owned by a person, whether or not such person has assumed or become liable for the payment thereof, and (c) all other liabilities and obligations which would be classified in accordance with GAAP as liabilities on a balance sheet or to which reference should be made in footnotes thereto.

“Indemnified Party” shall have the meaning set forth in Section 17(a) hereof.

“Index” shall mean, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.
“Insolvency Event” shall mean, for any Person:
(a)that such Person or any Affiliate shall discontinue or abandon operation of its mortgage origination business; or
(b)that such Person or any Affiliate shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or
(c)an involuntary proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs and, in each case, (w) such proceeding is not stayed within thirty (30) calendar days after the proceeding has been instituted and any such stay is not lifted, or (x) such proceeding is not released, vacated or dismissed within thirty (30) calendar days after the proceeding has been instituted, or (y) an order, judgment or decree approving or ordering any of the foregoing shall be entered and is not stayed, released or vacated within thirty (30) calendar days after entry, or (z) an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code; or
(d)the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or
(e)that such Person or any Affiliate shall become “insolvent” as such term is defined in Section 101(32)(A) of the Bankruptcy Code; or
(f)such Person shall take any action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).
“Intellectual Property” shall mean all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law.
“Intercreditor Agreement” shall mean that certain Fourth Amended and Restated Intercreditor Agreement, dated as of August 16, 2016, as amended as amended through that certain Amendment No. 12, and Joinder and Removal to Fourth Amended and Restated Intercreditor Agreement, dated as of the date hereof, by and among Seller, Buyer and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Interest Only Adjustment Date” shall mean, with respect to each Interest Only Mortgage Loan, the date, specified in the related Mortgage Note on which the Monthly Payment will be adjusted to include principal as well as interest.
“Interest Only Mortgage Loan” shall mean a Mortgage Loan which only requires payments of interest for a period of time specified in the related Mortgage Note.
“Interest Rate Adjustment Date” shall mean the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.
“Interest Rate Protection Agreement” shall mean, with respect to any or all of the Purchased Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller.
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.
“Joint Securities Account Control Agreement” shall mean that certain Fourth Amended and Restated Joint Securities Account Control Agreement, dated as of August 16, 2016, as amended through that certain Amendment No. 12 and Joinder and Removal to Fourth Amended and Restated Joint Securities Account Control Agreement, dated as of the date hereof, by and among Seller, Buyer and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Jumbo Mortgage Loan” shall mean a Mortgage Loan where the original outstanding principal amount of such Mortgage Loan exceeds the eligibility limits for purchases by Freddie Mac or Fannie Mae.
“LD Holdings” shall mean LD Holdings Group LLC, a Delaware limited liability company.

“LIBOR Rate” shall mean, the rate determined by Buyer on each Business Day a Transaction is outstanding equal to the offered rate per annum for one-month deposits of Dollars that appears on Bloomberg Screen US0001M Page, as of 11:00 A.M. (New York time) on such date (rounded up to the nearest whole multiple of 1/8%). If no such offered rate exists, such rate will be the rate of interest per annum, as determined by Buyer in its sole discretion at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (New York time) on such date by major financial institutions reasonably satisfactory to Buyer in the London interbank market for a period of one month and in an amount comparable to the amount of the Aggregate Facility Purchase Price on such date of determination.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.
“Loan Program Authority” shall mean, with respect to Government Mortgage Loans, the applicable Government Agency, and with respect to Jumbo Mortgage Loans, the applicable Take-out Investor.
“Location” shall mean, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.
“Manufactured Home” shall mean any dwelling unit built on a permanent chassis and attached to a permanent foundation system.
“Margin Call” shall have the meaning assigned thereto in Section 7(a) hereof.
“Margin Deficit” shall have the meaning assigned thereto in Section 7(a) hereof.
“Margin Payment” shall have the meaning assigned thereto in Section 7(a) hereof.
“Market Value” shall mean, as of any date of determination, for each Purchased Mortgage Loan, the whole-loan servicing released fair market value of such Purchased Mortgage Loan as determined by Buyer (or an Affiliate thereof) in its sole and good faith discretion (which determination may be performed on a daily basis, at Buyer’s discretion and may take into account such factors as Buyer deems appropriate).
“Master Servicer Field” shall mean, with respect to an eNote, the field entitled, “Master Servicer” in the MERS eRegistry.
“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the Property, business, operations or condition of Seller (financial or otherwise), (b) a material impairment of the ability of Seller to perform its obligations under any of the Facility Documents to which it is a party and to avoid any Event of Default, (c) a material adverse effect upon the validity or enforceability of any of the Facility Documents, or (d) a material adverse effect upon the rights and remedies of Buyer under any of the Facility Documents; in each case as determined by Buyer in its reasonable discretion.

“Maximum Aggregate Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.
“Maximum Transaction Duration” shall mean the number of days that a Purchased Mortgage Loan can be subject to a Transaction as set forth in the Pricing Side Letter.
“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS Designated Mortgage Loan” shall mean any Mortgage Loan registered with MERS on the MERS System.

“MERS eDelivery” shall mean the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” shall mean the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies certain fields including, without limitation, the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.
“MERS Org ID” shall mean a number assigned by the Electronic Agent that uniquely identifies MERS members, or, in the case of a MERS Org ID that is a “Secured Party Org ID”, uniquely identifies MERS eRegistry members, which assigned numbers for each of Buyer, Seller and Custodian have been provided to the parties hereto.
“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.
“Minimum Margin Threshold” shall mean ***.
“MOM Mortgage Loan” shall mean any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.
“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successors thereto.
“Mortgage” shall mean each mortgage, or deed of trust, security agreement and fixture filing, deed to secure debt, or similar instrument creating and evidencing a first Lien on real property and other property and rights incidental thereto.
“Mortgage File” shall have the meaning set forth in the Custodial and Disbursement Agreement.
“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Interest Rate Cap” shall mean, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.
“Mortgage Loan” shall mean any first lien closed Government Mortgage Loan or Jumbo Mortgage Loan which is a fixed or floating-rate, one-to-four-family residential loan evidenced by a Mortgage Note and secured by a Mortgage.
“Mortgage Note” shall mean the promissory note (including, with respect to an eMortgage Loan, the related eNote) or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) of ERISA as to which Seller, or any ERISA Affiliate thereof, has made contributions during the current year or the immediately preceding five (5) years or is required to make contributions or has any actual or potential liability.
“Negative Amortization” shall mean the portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.
“Net Worth” shall have the meaning set forth in the Pricing Side Letter.
“Nondefaulting Party” shall have the meaning set forth in Section 31(b) hereof.
“Non-Excluded Taxes” shall have the meaning set forth in Section 8(a) hereof.
“Obligations” shall mean (a) Seller’s obligation to pay the Repurchase Price on the Repurchase Date and other obligations and liabilities of Seller to Buyer, arising under, or in connection with, the Facility Documents, whether now existing or hereafter arising; (b) any and all reasonable out-of-pocket sums paid by Buyer pursuant to the Facility Documents in order to preserve any Repurchase Assets or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s Indebtedness, obligations or liabilities referred to in clause (a), the out-of-pocket expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Repurchase Asset, or of any exercise by Buyer or any Affiliate of Buyer of its rights under the Facility Documents, including without limitation, reasonable and documented attorneys’ fees and disbursements and court costs; and (d) all of Seller’s fees and indemnity obligations to Buyer pursuant to the Facility Documents.
“OFAC” shall have the meaning set forth in Section 13(bb) hereof.
“Officer’s Compliance Certificate” shall mean a certificate of a Responsible Officer of Seller in the form of Exhibit G hereto.
“Other Taxes” shall have the meaning set forth in Section 8(b) hereof.
“Parthenon Investors” shall mean each of Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. and PCP Managers, L.P. each of their respective affiliates.
“Permitted Holders” shall mean any of the Hsieh Investors and the Parthenon Investors.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permits” shall mean, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof.)
“Plan” shall mean an employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code that is or was at any time during the current year or immediately preceding five (5) years established, maintained or contributed to by Seller, or any ERISA Affiliate thereof or with respect to which Seller, or any ERISA Affiliate thereof has any actual or potential liability.
“Pooled Mortgage Loan” shall mean any (a) Mortgage Loan that is subject to a Transaction hereunder and is part of a pool of Mortgage Loans certified by the Custodian to an Agency for the purpose of being swapped for an Agency Security backed by such pool, in each case, in accordance with the terms of guidelines issued by such Agency and (b) any Agency Security to the extent received in exchange for, and backed by a pool of, Mortgage Loans subject to a Transaction hereunder.
“Pooling Documents” shall mean each of the schedules, forms and other documents (other than the Mortgage Note) required to be delivered by or on behalf of Seller with respect to a Pooled Mortgage Loan to an Agency and/or Buyer and/or Custodian, as further described in the Custodial and Disbursement Agreement.
“Post-Default Rate” shall have the meaning assigned thereto in the Pricing Side Letter.
“Power of Attorney” shall mean a power of attorney in the form of Exhibit F hereto delivered by Seller.
“Price Differential” shall mean, with respect to any Purchased Mortgage Loan as of any date, the aggregate amount obtained by daily application of the applicable Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for the related Purchased Mortgage Loan to the Purchase Price for such Purchased Mortgage Loan on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Mortgage Loan and ending on (but excluding) the Repurchase Date for such Purchased Mortgage Loan.
“Price Differential Collection Period” shall mean, with respect to each Purchased Mortgage Loan and Price Differential Payment Date (except for the initial Price Differential Payment Date for such Purchased Mortgage Loan), the period that commences on the first (1st) day of the preceding month and ends on the last day of such month. The Price Differential Collection Period with respect to the initial Price Differential Payment Date for a Purchased Mortgage Loan shall be the period that commences on the applicable Purchase Date and ends on the last day of such month.

“Price Differential Payment Date” shall mean (i) the fifth (5th) calendar day of the month, or the next succeeding Business Day, if such calendar day shall not be a Business Day and (ii) the Termination Date.
“Pricing Rate” shall have the meaning assigned thereto in the Pricing Side Letter.
“Pricing Side Letter” shall mean that certain letter agreement between Buyer and Seller, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Professional Liability Insurance Policy” shall mean a professional liability insurance policy to be maintained by the Seller.
“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Purchase Date” shall mean the date on which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee.
“Purchase Price” shall mean, with respect to each Purchased Mortgage Loan, the price at which such Purchased Mortgage Loan is transferred by Seller to Buyer, which shall equal:
(a) on the Purchase Date, the Asset Value of such Purchased Mortgage Loan as of the Purchase Date;
(b) on any day after the related Purchase Date, the amount determined under the immediately preceding clause (a) decreased by the amount of any cash previously transferred by the Seller to Buyer and applied to reduce the Purchase Price of such Purchased Mortgage Loan.
“Purchase Price Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.
“Purchased Mortgage Loan Issue” shall mean, with respect to any Purchased Mortgage Loan as determined in Buyer’s good faith discretion, (i) the related Mortgage Note, Mortgage or related guarantee, if any, are determined to be unenforceable; (ii) there has occurred and is continuing a Representation Issue; (iii) the underlying Mortgaged Property is found to have an Environmental Issue, for which Seller or the related Mortgagor does not promptly set up an escrowed reserve in an amount acceptable to Buyer; (iv) federal, state or local law enforcement agencies have seized the underlying Mortgaged Property or (v) such Purchased Mortgage Loan has been more than thirty (30) days contractually past due or for which the mortgagee or Servicer has granted a forbearance in respect of any payments or a portion of payments under the terms of the Mortgage Note.
“Purchased Mortgage Loan” shall mean any reference to any Eligible Mortgage Loan that is purchased by Buyer and listed on the Asset Schedule attached to the related Transaction Notice (as Appendix I or otherwise), including the related Mortgage File for which the Custodian has been instructed to hold pursuant to the Custodial and Disbursement Agreement.

“Qualified Originator” shall mean an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.
“Rating Agency” shall mean, each of Fitch, Inc., Moody’s and S&P, as applicable.
“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other Person or entity with respect to a Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files, the credit files related to the Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.
“Register” shall have the meaning set forth in Section 22(b) hereof.
“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. § 4043.
“Representation Issue” shall mean Buyer’s determination that there is a breach of a representation and warranty with respect to a Purchased Mortgage Loan (including a breach of any representation set forth on Schedule 1-A or Schedule 1-B hereof, as applicable), which breach adversely affects the value of such Mortgage Loan or Buyer’s interest therein, as determined by Buyer in its sole good faith discretion.
“Repurchase Assets” shall have the meaning provided in Section 9(a) hereof.
“Repurchase Date” shall mean the earliest of (x) the Termination Date, (y) any date determined by application of the respective Maximum Transaction Duration, (z) the date on which Seller is to repurchase the Purchased Mortgage Loans subject to a Transaction from Buyer on a date requested pursuant to Section 4 hereof, including any date determined by application of the provisions of Sections 3 or 4 or 15 hereof.
“Repurchase Notice” shall have the meaning provided in Section 4(c) hereof.
“Repurchase Price” shall mean, with respect to any Purchased Mortgage Loan as of any date of determination, an amount equal to the applicable Purchase Price minus (A) any payments made by or on behalf of Seller in reduction of the outstanding Repurchase Price in each case before or as of such determination date with respect to such Purchased Mortgage Loan, plus (B) (i) any accrued and unpaid Price Differential, and (ii) any other amounts due and payable under this Agreement with respect to such Purchased Mortgage Loan, including if applicable, any fee due pursuant to the Pricing Side Letter.

“Required Insurance Policy” shall mean any Fidelity Insurance Policy, Errors and Omissions Insurance Policy, and Professional Liability Insurance Policy.
“Requirement of Law” shall mean with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Reserve Account” shall mean a segregated account established at the Reserve Account Bank, in the name of Seller and subject to a Reserve Account Control Agreement with Buyer which shall at all times contain a balance at least equal to the Reserve Account Threshold, as such amount may be subject to set off by Buyer with respect to any Obligations.
“Reserve Account Bank” shall mean BMO Harris Bank N.A., and any successor thereto under the Reserve Account Control Agreement.
“Reserve Account Control Agreement” shall mean a blocked account control agreement providing the Buyer with control at all times over the Reserve Account.
“Reserve Account Threshold” shall have the meaning set forth in the Pricing Side Letter.
“Responsible Officer” (a) as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person, and (b) as to Seller, any manager or director or managing member.
“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.
“Sanctioned Country” shall have the meaning set forth in Section 13(bb) hereof.
“Sanctions” shall have the meaning set forth in Section 13(bb) hereof.
“SDN List” shall have the meaning set forth in Section 13(bb) hereof.
“Section 4402” shall have the meaning set forth in Section 31 hereof.
“Section 8 Certificate” shall have the meaning set forth in Section 8(e)(ii) hereof.
“Securities Issuance Failure” the failure of a pool of Pooled Mortgage Loans to back the issuance of an Agency Security.
“Security Release Certification” shall have the meaning set forth in Section 3(b)(xxi) hereof.
“Seller” shall mean loanDepot.com, LLC, a Delaware limited liability company, and its successors in interest and assigns.
“Seller Employees” shall have the meaning set forth in Section 14(m) hereof.

“Servicer” shall mean any servicer or subservicer approved by Buyer in its sole discretion, which may be Seller.
“Servicer Side Letter” shall have the meaning set forth in Section 18(d) hereof.
“Servicer Termination Event” shall mean (i) an Event of Default hereunder or (ii) with respect to any Servicer (1) an event of default which continues without cure or waiver after the application of any grace period under the related Servicing Agreement, (2) such Servicer shall become the subject of an Insolvency Event, (3) such Servicer shall admit its inability to, or its intention not to, perform any of its obligations under the Facility Documents, or (4) the failure of such Servicer perform its obligations in any material respect under the Servicer Side Letter, if any, or the related Servicing Agreement, including, without limitation, the failure of such Servicer to remit funds in accordance with Section 5(a)(i) hereof and failure continues unremedied for a period of five (5) Business Days after the earlier of written notice of such failure or the date upon which the Servicer obtained actual knowledge of such failure
“Servicing Agreement” with respect to any Purchased Mortgage Loan serviced by a Servicer, shall mean the servicing agreement, if any, entered into among such Servicer, Seller and any other related parties thereto, which form and substance has been reasonably approved by Buyer, as the same may be amended from time to time of which Buyer shall be an intended third party beneficiary.
“Servicing Rights” shall mean rights of any Person to administer, manage, service or subservice, the Purchased Mortgage Loans or to possess related Records.
“Settlement Account” shall have the meaning set forth in the Custodial and Disbursement Agreement.
“Settlement Date” shall mean, with respect to Pooled Mortgage Loans subject to a Transaction, that date specified as the contractual delivery and settlement date in the related Take-out Commitment pursuant to which Buyer or its designee under the Joint Securities Account Control Agreement has the right to deliver Agency Securities to the Take-out Investor.
“SOFR” shall mean, with respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.
“Subservicer Field” shall mean, with respect to an eNote, the field entitled, “Subservicer” in the MERS eRegistry.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Take-out Commitment” shall mean a commitment of Seller to sell one or more Purchased Mortgage Loans to a Take-out Investor in an arms-length, all cash transaction, and the corresponding Take-out Investor’s commitment back to Seller to effectuate the foregoing.
“Take-out Investor” shall mean any Person (other than an Affiliate of Seller) that has entered into a Take-out Commitment; provided that Buyer shall not have notified Seller that such Person is disapproved.
“Taxes” shall have the meaning set forth in Section 8(a) hereof.
“Tax Distributions” shall mean distributions by the Seller for the purpose of enabling LD Holdings to make Tax Distributions, as defined and set forth in the limited liability company agreement of LD Holdings.
“Term SOFR” shall mean the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Termination Date” shall have the meaning assigned thereto in the Pricing Side Letter.
“Transaction” shall have the meaning set forth in Section 1 hereof.
“Transaction Notice” shall mean a request from Seller to Buyer, which may be by electronic means (including e-mail), to enter into a Transaction.
“Transfer of Control” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.
“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
“Transferable Record” shall mean an Electronic Record under E-Sign and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-Sign, relates to a loan secured by real property.
“Transfer of Servicing” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Master Servicer Field or Subservicer Field of such eNote.
“Trust Receipt” shall have the meaning set forth in the Custodial and Disbursement Agreement.

“UETA” shall mean the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Unauthorized Master Servicer or Subservicer Modification” shall mean, with respect to an eNote, an unauthorized Transfer of Location, an unauthorized Transfer of Servicing or any unauthorized change in any other information, status or data, including, without limitation, a change of the Master Servicer Field or Subservicer Field with respect to such eNote on the MERS eRegistry, initiated by the Seller, any Servicer or a vendor.
“Underwriting Guidelines” shall mean the standards, procedures and guidelines of Seller for underwriting and acquiring Mortgage Loans, which are set forth in the written policies and procedures of Seller, which have previously been provided and such other guidelines as are identified and approved in writing by Buyer.
“Underwriting Package” shall mean with respect to any proposed Purchased Mortgage Loan, the Asset Schedule listing such proposed Purchased Mortgage Loan and such other computer readable file or other information requested by Buyer during the course of its due diligence and delivered prior to the date of a Transaction for such proposed Purchased Mortgage Loan containing, with respect to the related proposed Purchased Mortgage Loan, information in form and substance acceptable to Buyer in its sole discretion, together with a certification that Seller has no actual knowledge of any material information concerning such proposed Purchased Mortgage Loan which is not reflected in such file or otherwise disclosed to Buyer in writing.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.
“USDA” shall mean the United States Department of Agriculture.
“USDA Mortgage Loan” shall mean a Mortgage Loan that is guaranteed by the USDA’s Guaranteed Rural Housing Loan Program.

“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Approved Lender” shall mean a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.
“VA Loan” shall mean a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate.
“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.
“Wet-Ink Mortgage Loan Document Receipt Date” shall mean (a) the seventh (7th) Business Day following the applicable Purchase Date with respect to a Wet-Ink Mortgage Loan that is not an eMortgage Loan, and (b) the second (2nd) Business Day following the applicable Purchase Date with respect to a Wet-Ink Mortgage Loan that is an eMortgage Loan.
“Wet-Ink Mortgage Loan” shall mean a Mortgage Loan originated by Seller in a transaction table-funded by Buyer, which origination or table funding is financed in part or in whole with proceeds of Transactions and as to which the Custodian has not yet received the related Mortgage File. A Mortgage Loan shall cease to be a Wet-Ink Mortgage Loan on the date on which Buyer has received a Trust Receipt and Exception Report from the Custodian with respect to such Mortgage Loan confirming that the Custodian has physical possession of the related Mortgage File (as defined in the Custodial and Disbursement Agreement) and that there are no Exceptions (as defined in the Custodial and Disbursement Agreement) with respect to such Mortgage Loan. No Mortgage Loan that is table-funded by Seller or any third party shall be eligible as a Wet-Ink Mortgage Loan under this Agreement.
“Wet-Ink Transaction” shall mean a Transaction in which a Wet-Ink Mortgage Loan is the Purchased Mortgage Loan. A Wet-Ink Transaction shall cease to be a Wet-Ink Transaction on the date that the underlying Wet-Ink Mortgage Loan ceases to be a Wet-Ink Mortgage Loan (in accordance with the definition thereof).
Section 3.No Commitment; Initiation.
Prior to the occurrence of an Event of Default and subject to the terms and conditions set forth herein, Buyer agrees that it may, in its sole discretion, enter into Transactions with Seller from time to time in an aggregate principal amount that will not cause the Aggregate Facility Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions under this Agreement, together with any Eligible Mortgage Loans that are being offered by Seller for purchase under such Transaction to exceed, as of any date determination, the Maximum Aggregate Purchase Price. Within the foregoing limits and subject to the terms and conditions set forth herein, Seller and Buyer may enter into Transactions. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but sets forth the requirements under which Buyer would consider entering into Transactions as set forth herein. For the sake of clarity, Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

(a)Conditions Precedent to Initial Transaction. Buyer’s agreement (if any) to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the conditions precedent that Buyer shall have received from Seller any fees and expenses due and payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:
(i)Facility Documents. The Facility Documents, duly executed by the parties thereto;
(ii)Opinions of Counsel. (A) A security interest creation and perfection, general corporate, enforceability opinion or opinions of outside counsel to Seller; and (B) a Bankruptcy Code opinion of outside counsel to Seller with respect to matters outlined in Section 33, each of which shall be in a form acceptable to Buyer in its sole discretion;
(iii)Organizational Documents. A certificate of existence of Seller delivered to Buyer prior to the Effective Date and copies of the organizational documents of Seller and evidence of all corporate or other authority for Seller with respect to the execution, delivery and performance of the Facility Documents to which it is a party and each other document to be delivered by Seller from time to time in connection herewith;
(iv)Good Standing Certificates. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date that is fifteen (15) Business Days prior to the date hereof;
(v)Incumbency Certificates. An incumbency certificate of the manager, member, director, secretary or other similar officer of Seller certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents to which it is a party;
(vi)Security Interest. Evidence that all other actions necessary to perfect and protect the sale, transfer, conveyance and assignment by Seller to Buyer or its designee, subject to the terms of this Agreement, of all of Seller’s right, title and interest it may have in and to the Purchased Mortgage Loans, the Repurchase Assets, and other items pledged under Section 9(a) together with all right, title and interest in and to the proceeds of any related Repurchase Assets have been taken, including in each case performing UCC searches and duly authorized and filing Uniform Commercial Code financing statements on Form UCC-1;
(vii)Insurance. Evidence that the Seller has added Buyer as an additional loss payee under the Seller’s Fidelity Insurance Policy and as a direct loss payee with right of action under the Errors and Omissions Insurance Policy or Professional Liability Insurance Policy, copies of which are attached hereto as Exhibit C;

(viii)[Reserved];
(ix)Reserve Account. Evidence that the Reserve Account has been established, per the terms of this Agreement, and contains at least the Reserve Account Threshold; and
(x)Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.
(b)Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in Section 3(a) hereof, and subject to the limitations set forth in the first paragraph of Section 3, Buyer may, in its sole discretion, enter into a Transaction with Seller. Buyer’s entering into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:
(i)Due Diligence Review. Without limiting the generality of Section 20 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans, Seller and the Servicer;
(ii)No Default. No Default or Event of Default shall have occurred and be continuing under the Facility Documents;
(iii)Representations and Warranties; Eligible Mortgage Loans. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 13 hereof and on Schedule 1-A and Schedule 1-B hereto, as applicable, in respect of the related Purchased Mortgage Loan, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
(iv)Maximum Purchase Price. After giving effect to the requested Transaction, the Aggregate Facility Purchase Price subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Aggregate Purchase Price;
(v)No Purchased Mortgage Loan Issue; No Margin Deficit. As of the related Purchase Date, (A) Seller shall not have failed to repurchase any Purchased Mortgage Loan pursuant to a repurchase request by Buyer pursuant to Section 4 hereof following the occurrence of a Purchased Mortgage Loan Issue with respect to such Purchased Mortgage Loan, and (B) no Margin Deficit shall have occurred and be continuing with respect to any Purchased Mortgage Loans. Additionally, after giving effect to the requested Transaction, no Purchased Mortgage Loan Issue or Margin Deficit shall have occurred or be continuing with respect to the related Purchased Mortgage Loans;

(vi)Transaction Notice. Seller shall have delivered to Buyer (a) a Transaction Notice and (b) an Asset Schedule;
(vii)Delivery of Mortgage File. Seller shall have delivered to the Custodian the Mortgage File with respect to each Mortgage Loan that is not a Wet-Ink Mortgage Loan and that is subject to the proposed Transaction, and the Custodian shall have issued a Trust Receipt showing no exceptions with respect to each such Mortgage Loan to Buyer as of the related Purchase Date all subject to and in accordance with the Custodial and Disbursement Agreement;
(viii)[Reserved];
(ix)Approval of Servicing Agreement. To the extent applicable and not previously delivered and approved, Buyer shall have, in its sole discretion, approved each Servicing Agreement pursuant to which any Purchased Mortgage Loan that is subject to such Transaction is to be serviced during the term of such Transaction;
(x)Servicer Side Letter. To the extent the related Purchased Mortgage Loans are to be serviced or sub-serviced by a Servicer other than Seller, Buyer shall have received a Servicer Side Letter with respect to such Purchased Mortgage Loans;
(xi)Fees and Expenses. Buyer shall have received all fees and expenses due and payable to Buyer as of the related Purchase Date, including, but not limited to, all fees due under the Pricing Side Letter and all fees and expenses of counsel to Buyer and due diligence vendors as contemplated by Sections 17(b) and 20 which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder;
(xii)Requirements of Law. Buyer shall not have determined in good faith that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions hereunder;
(xiii)No Material Adverse Change. None of the following shall have occurred and be continuing:
(A)an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B)an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Mortgage Loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by Mortgage Loans at prices which would have been reasonable prior to such event or events; or
(C)there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; or
(D)there shall have occurred (i) a material change in financial markets, a material outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services;
(xiv)Certification. Each Transaction Notice delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3(b) (other than clauses (xii) and (xiii)) have been, or will be on the related Purchase Date, satisfied (both as of the date of such notice or request and as of Purchase Date);
(xv)Repurchase Date. The Repurchase Date for each Transaction shall not be later than the then current Termination Date;
(xvi)Reserve Account. Evidence that the Reserve Account contains at least the Reserve Account Threshold.
(xvii)[Reserved].
(xviii)Correspondent Seller. With respect to each Correspondent Mortgage Loan, (i) the related Correspondent Seller shall be approved by Buyer on or prior to the Purchase Date, (ii) Seller shall not have received notice from Buyer that such Correspondent Seller is no longer approved and (iii) if requested, Buyer has received a Bailee Letter from such Correspondent Seller or its designee.
(xix)Pooled Mortgage Loans. Prior to giving effect to any Transaction with respect to any Pooled Mortgage Loans, Buyer shall be added as a party to (i) the Intercreditor Agreement and (ii) the Joint Securities Account Control Agreement, in each case, duly executed and delivered by the parties thereto.
(xx)Other Documents. Such other documents as Buyer may reasonably request, consistent with market practices, in form and substance reasonably acceptable to Buyer.

(xxi)Security Release Certification. With respect to each Purchased Mortgage Loan that is subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date, Buyer shall have received a Security Release Certification substantially in form attached hereto as Exhibit H or in such form and substance reasonably approved by the Buyer (a “Security Release Certification”) for such Purchased Mortgage Loan that is duly executed by the related secured party and Seller. If necessary, such secured party shall have filed UCC termination statements in respect of any UCC filings made in respect of such Purchased Mortgage Loan, and each such release and UCC termination statement has been delivered to Buyer prior to each Transaction and to the Custodian as part of the Mortgage File.
(c)Initiation (Transactions other than Wet-Ink Transactions).
(i)Unless otherwise agreed, Seller may request that Buyer enter into a Transaction with respect to any Eligible Mortgage Loans on any Business Day during the period from the Effective Date to and excluding the Termination Date, by delivering to Buyer (x) a Transaction Notice, with a copy to the Custodian, which Transaction notice must be received by Buyer prior to 2:00 p.m. (New York City time) on the requested Purchase Date, and (y) an Asset Schedule, with a copy to the Custodian, which Asset Schedule must be received by the Buyer prior to 2:00 p.m. (New York City time) one (1) Business Day prior to the related Purchase Date. Delivery of such Transaction Notice shall be deemed a representation and warranty that Seller has no actual knowledge of any material information concerning such Eligible Mortgage Loan which is not reflected in such Asset Schedule or Transaction Notice or other information or otherwise disclosed to Buyer in writing. Buyer shall have the right to review the information set forth on the Transaction Notice and accompanying Asset Schedule proposed to be subject to a Transaction as Buyer determines during normal business hours. In the event the Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller may either (a) give Buyer written or electronic authority to correct the computer data, reformat the Asset Schedule or properly align the computer fields or (b) correct the computer data, reformat or properly align the computer fields itself and resubmit the Asset Schedule as required herein. In the event that Seller gives Buyer authority to correct the computer data, reformat the Asset Schedule or properly align the computer fields, Seller shall hold Buyer harmless for such correction, reformatting or realigning, as applicable, except as otherwise expressly provided herein.
(ii)Upon Seller’s request to enter into a Transaction pursuant to Section 3(c)(i) and assuming all conditions precedent set forth in this Section 3 and have been met, on the requested Purchase Date, Buyer may, in its sole discretion purchase the Eligible Mortgage Loans included in the related Transaction Notice pursuant to the terms of this Agreement.

(iii)Each Transaction Notice together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.
(iv)Subject to the terms and conditions of this Agreement, during such period Seller may sell to, repurchase from and resell to Buyer Eligible Mortgage Loans hereunder.
(v)Seller shall deliver to the Custodian, in accordance with the terms of the Custodial and Disbursement Agreement, the Mortgage File pertaining to each Mortgage Loan to be sold to Buyer hereunder on the requested Purchase Date; provided that with respect to any eMortgage Loan, Seller shall deliver to Custodian each of Buyer’s and Seller’s MERS Org IDs, and shall use MERS eDelivery and the MERS eRegistry to cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to reflect the MERS Org ID of Buyer, (iii) the Location status of the related eNote to reflect the MERS Org ID of Custodian, (iv) the Delegatee status of the related eNote to reflect the MERS Org ID of Custodian, (v) the Master Servicer Field status of the related eNote to reflect the MERS Org ID of Seller and (vi) the Subservicer Field status of the related eNote to reflect (x) if there is a third-party subservicer, such subservicer’s MERS Org ID or (y) if there is not a subservicer, a blank field (individually, the “eNote Delivery Requirement”, and collectively, the “eNote Delivery Requirements”). Upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial and Disbursement Agreement and subject to the provisions of this Section 3, to the extent that Buyer agrees in its sole discretion to fund the related Purchase Price on the Purchase Date, such aggregate Purchase Price for the related Transaction shall then be made available to Seller by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Prices in funds immediately available in accordance with Section 10(b).
(d)Initiation (Wet-Ink Transactions).
(i)Seller may request a Wet-Ink Transaction hereunder, on any Business Day during the period from the Effective Date to and excluding the Termination Date, by delivering to Buyer, with a copy to the Custodian, no more than four (4) transmissions, which transmissions shall attach a Transaction Notice and Asset Schedule with respect to the related Mortgage Loans. The latest transmission must be received by the Buyer no later than 4:30 p.m. (New York City time), on such Purchase Date. Such Transaction Notice shall specify the requested Purchase Date. In the event the Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller may either (a) give Buyer written or electronic authority to correct the computer data, reformat the Asset Schedule or properly align the computer fields or (b) correct the computer data, reformat or properly align the computer fields itself and resubmit the Asset Schedule as required herein. In the event that Seller gives Buyer authority to correct the computer data, reformat the Asset Schedule or properly align the computer fields, Seller shall hold Buyer harmless for such correction, reformatting or realigning, as applicable, except as otherwise expressly provided herein.
(ii)Seller shall deliver (or cause to be delivered) and release to the Custodian the Mortgage File pertaining to such Wet-Ink Mortgage Loans on the next Business Day following receipt of such Mortgage File by Seller, but in any event no later than the Wet-Ink Mortgage Loan Document Receipt Date in accordance with the terms and conditions of the Custodial and Disbursement Agreement. On the applicable Purchase Date and on each Business Day following the applicable Purchase Date, no later than 5:00 p.m. (New York City time), pursuant to the Custodial and Disbursement Agreement, the Custodian shall deliver to Buyer a schedule listing each Wet-Ink Mortgage Loan with respect to which the complete Mortgage File has not been received by the Custodian (the “Wet-Aged Report”). Buyer may confirm that the information in the Wet-Aged Report is consistent with the information provided to the Buyer pursuant to Section 3(d)(i).
(iii)Upon the Seller’s request for a Transaction pursuant to Section 3(d)(i), the Buyer may, upon satisfaction of all conditions precedent set forth in Sections 3(a) and 3(b) hereof, and provided that no Default or Event of Default shall have occurred and be continuing, enter into a Transaction with Seller on the requested Purchase Date, in the amount so requested.
(iv)Upon notice from the Closing Agent to Seller that a Wet-Ink Mortgage Loan was not originated, such Wet-Ink Mortgage Loan shall be removed from the list of Eligible Mortgage Loans, and the Closing Agent shall return the funds via wire transfer directly to the Settlement Account of Buyer within twenty-four (24) hours. The Seller shall notify Buyer in writing if a Wet-Ink Mortgage Loan was not originated and has been removed from the list of Eligible Mortgage Loans.
Section 4.Repurchases.
(a)Seller shall repurchase the related Purchased Mortgage Loans from Buyer without penalty or premium on each related Repurchase Date. On the Repurchase Date for any Transaction, termination of such Transaction will be effected by reassignment to Seller or its designee of the Purchased Mortgage Loans subject to such Transaction against the simultaneous transfer of the Repurchase Price (excluding the amounts identified in clause (B) of the definition of Repurchase Price, which, for the avoidance of doubt, shall be paid on the next succeeding Price Differential Payment Date) to the Settlement Account of Buyer. Buyer shall instruct the Custodian to release the Mortgage Files with respect to each repurchased Purchased Mortgage Loan to Seller or its designee at Seller's expense on the related Repurchase Date, and in the case of a repurchased Purchased Mortgage Loan that is an eMortgage Loan, Buyer shall initiate a Transfer of Location and update to Delegatee status with respect thereto as may be directed by Seller.

(b)So long as no Default or Event of Default has occurred and is continuing, Seller may effect a repurchase in connection with the sale or disposition of Purchased Mortgage Loans to a Take-out Investor or other applicable buyer; provided that Seller shall not be permitted to repurchase any Purchased Mortgage Loan if the release of such Purchased Mortgage Loan would result in a Margin Deficit unless such Margin Deficit is simultaneously cured by Seller in connection with such repurchase by payment by Seller. If Seller intends to make such a repurchase, by no later than 5:00 p.m. (New York City time) on the desired Repurchase Date, Seller shall cause the Take-out Investor or other applicable buyer to (i) provide Buyer with a purchase advice notice identifying the Purchased Mortgage Loan(s) being repurchased and the related take-out price(s), and (ii) make payment directly to the Settlement Account of Buyer in an amount equal to the aggregate net proceeds to be received by Seller in connection with the related sale. Buyer shall promptly apply such funds to the Repurchase Price of the related Purchased Mortgage Loans and shall promptly remit any excess to Seller; provided, that Buyer shall have no obligation to apply payments in the event that it is unable to identify the Purchased Mortgage Loans to which such payments correspond, in which case Buyer shall promptly notify Seller that it is unable to identify such Purchased Mortgage Loan.
(c)Without limiting Buyer’s rights and remedies under Section 7 hereof or otherwise, if at any time there has occurred a Purchased Mortgage Loan Issue with respect to any Purchased Mortgage Loan, Buyer may, at its option, by written notice to Seller (as such notice is more particularly set forth below, a “Repurchase Notice”), require Seller or its designee to repurchase such Purchased Mortgage Loan by remitting the related Repurchase Price (excluding the amounts identified in clause (B) of the definition of Repurchase Price, which, for the avoidance of doubt, shall be paid on the next succeeding Price Differential Payment Date) to the Settlement Account of Buyer as soon as is practicable but, in any case, not more than two (2) Business Days after Buyer has delivered such Repurchase Notice to Seller.
(d)Buyer’s election, in its sole and absolute discretion, not to send a Repurchase Notice at any time a Purchased Mortgage Loan is no longer an Eligible Mortgage Loan shall not in any way limit or impair its right to send a Repurchase Notice at a later time.
(e)The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Mortgage Loan shall not affect Buyer’s right to demand repurchase or any other remedy as permitted under this Agreement.
Section 5.Income Payments; Price Differential.
(a)Income Payments.
(i)If Income is paid in respect of any Purchased Mortgage Loans during the term of a Transaction, such Income shall be the property of Buyer. Upon the occurrence and during the continuance of an Event of Default, Seller shall, and shall cause the Servicer to deposit such Income on receipt into the account set forth in Section 10(a) hereof.
(ii)Notwithstanding any provision to the contrary in this Section 5, within 48 hours of receipt by Seller or Servicer of any prepayment of principal in full, with respect to a Purchased Mortgage Loan, Seller shall or shall cause Servicer to remit such amount directly to the Settlement Account of Buyer and Buyer shall immediately apply any such amount received to reduce the amount of the Repurchase Price due upon termination of the related Transaction and shall promptly remit any excess to Seller; provided, that Buyer shall have no obligation to apply payments in the event that it is unable to identify the Purchased Mortgage Loans to which such payments correspond, in which case Buyer shall promptly notify Seller that it is unable to identify such Purchased Mortgage Loan.
(iii)Notwithstanding the preceding provisions, if an Event of Default has occurred and is continuing, all funds received by Buyer pursuant to this Section 5 shall be applied to reduce the Obligations as determined by Buyer in its sole discretion.
(b)Price Differential.
(i)On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential for each Price Differential Collection Period shall be settled in cash on the following Price Differential Payment Date. Two (2) Business Days prior to the Price Differential Payment Date, Buyer shall give Seller electronic notice of the amount of the Price Differential due on such Price Differential Payment Date. On the Price Differential Payment Date, Seller shall pay to Buyer the Price Differential, if any, for such Price Differential Payment Date (along with any other amounts then due from Seller under this Agreement or any other Facility Document), by wire transfer in immediately available funds.
(ii)If Seller fails to pay all or part of the Price Differential by 6:00 p.m. (New York City time) on the related Price Differential Payment Date, with respect to any Purchased Mortgage Loans, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post-Default Rate until the Price Differential is received in full by Buyer. For the avoidance of doubt, Seller’s obligation to pay any Price Differential to Buyer shall not be deemed to be satisfied (and such Price Differential shall not deemed to be paid to Buyer) until the amount of such Price Differential is actually received by Buyer in the account of Buyer that is referenced in Section 10(a) of this Agreement (and not the Settlement Account or any other account).
Section 6.Requirements of Law.
(a)If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)    shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof (other than Non-Excluded Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes); or
(ii)shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the LIBOR Rate hereunder;
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer reasonably deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.
(b)If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.
(c)If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled.
Section 7.Margin Maintenance.
(a)If at any time the Aggregate Facility Purchase Price is greater than the aggregate Asset Value of all Purchased Mortgage Loans subject to Transactions (the positive amount of such difference, a “Margin Deficit”), and such Margin Deficit is greater than the Minimum Margin Threshold, then Buyer may by written notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer cash in an amount at least equal to the Margin Deficit (such amount, a “Margin Payment”); provided, that, notwithstanding the foregoing, Buyer may determine the Asset Value and any related Margin Deficit on an individual loan basis for any Purchased Mortgage Loan, in which event it shall, upon receipt, apply all amounts received with respect to any individual Purchased Mortgage Loans against the Purchase Price thereof.
(b)If Buyer delivers a Margin Call to Seller on or prior to 10:00 a.m. (New York City time) on any Business Day, then Seller shall transfer the Margin Payment to Buyer or its designee no later than 5:30 p.m. (New York City time) on such Business Day. In the event Buyer delivers a Margin Call to Seller after 10:00 a.m. (New York City time) on any Business Day, Seller shall be required to transfer the Margin Payment no later than 2:00 p.m. (New York City time) on the following Business Day.
(c)Seller shall transfer any Margin Payment to the account of Buyer that is referenced in Section 10(a) of this Agreement.
(d)In the event that a Margin Deficit exists with respect to any Purchased Mortgage Loans, Buyer may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Buyer against the related Margin Deficit and (ii) may be applied by Buyer against the Repurchase Price of any Purchased Mortgage Loan for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 7.
(e)The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions of this Agreement or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
Section 8.Taxes.
(a)Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of

Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 8) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement (i) the term “Non-Excluded Taxes” are (a) Taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes, and (ii) the term “Excluded Taxes” are, in the case of Buyer, (a) Taxes that are imposed on its overall net income (and franchise taxes and branch profits taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, or that are Taxes imposed as a result of a present or former connection between the Buyer and the jurisdiction imposing such Tax unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes), (b) Taxes imposed on amounts payable to or for the account of Buyer with respect to an applicable interest in a Facility Document pursuant to a law in effect on the date on which Buyer acquires such interest in a Facility Document other than amounts with respect to such Taxes that were payable to such Buyer's assignor immediately before such Buyer became a party hereto, (c) Taxes attributable to a Buyer’s failure to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 8, and (d) any withholding Taxes imposed under FATCA.
(b)In addition, Seller hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).
(c)Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes, and the full amount of Non-Excluded Taxes imposed on amounts payable by Seller under this Section 8 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 8(c) shall apply and be made whether or not the Non-Excluded Taxes for which indemnification hereunder is sought have been correctly or legally imposed or asserted. Amounts payable by Seller under the indemnity set forth in this Section 8(c) shall be paid within ten (10) days from the date on which Buyer makes written demand therefor.
(d)Within thirty (30) days after the date of any payment of Taxes, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a certified copy of the official receipt evidencing payment thereof.

(e)For purposes of subsection (e) of this Section 8, the terms “United States” and “United States person” shall have the meanings specified in section 7701 of the Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:
(i)in the case of a Buyer that is not a United States person, or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed copy of (x) U.S. Internal Revenue Form W-8BEN or U.S. Internal Revenue Form W-8BEN-E in which Buyer claims the benefits of a tax treaty with the United States, if applicable, providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or
(ii)in the case of an individual, (x) a complete and executed copy of U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and, if applicable, a certificate substantially in the form of Exhibit D (a “Section 8 Certificate”) or (y) a complete and executed copy of U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
(iii)in the case of a Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed copy of U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or
(iv)in the case of a Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed copy of U.S. Internal Revenue Service Form W-8BEN-E (or any successor forms thereto) and, if applicable, a Section 8 Certificate; or
(v)in the case of a Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed copy of U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) if applicable, a Section 8 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section if such beneficial owner were Buyer;
(vi)in the case of a Buyer that is disregarded from its sole beneficial owner for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were Buyer; or

(vii)in the case of a Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a copy of U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) if applicable, a Section 8 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer; or
(viii)if a payment made to Buyer under any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that such Buyer has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (e)(viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)Should a Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as Buyer shall reasonably request and at such Buyer’s sole cost and expense, to assist Buyer in recovering such Non-Excluded Taxes.
(g)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 8 shall survive the termination of this Agreement. Nothing contained in this Section 8 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.
Section 9.Security Interest; Buyer’s Appointment as Attorney-in-Fact.
(a)Security Interest. On each Purchase Date, Seller hereby sells, assigns and conveys to Buyer all right, title and interest in the Purchased Mortgage Loans listed on the related Asset Schedule to the extent of its rights therein, although the parties intend that all Transactions hereunder be sales and purchases and not loans (in each case, other than for accounting and tax purposes), in the event any such Transactions are deemed to be loans, and in any event, Seller, to the extent of its rights therein, hereby pledges to Buyer as security for the performance of the Obligations and hereby grants, assigns and pledges to Buyer a first priority security interest in Seller’s rights, title and interest in:
(i)the Purchased Mortgage Loans, the Records related to the Purchased Mortgage Loans, all Servicing Rights related to the Purchased Mortgage Loans, all Agency Securities related to Pooled Mortgage Loans that are Purchased Mortgage Loans or right to receive any such Agency Security when issued to the extent backed by any of the Purchased Mortgage Loans, the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Mortgage Loans), any related Take-out Commitments related to such Purchased Mortgage Loans, any Property relating to any Purchased Mortgage Loan or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Purchased Mortgage Loan or any related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts (if any) and VA Loan Guaranty Agreements (if any), any Income relating to any Purchased Mortgage Loan, Interest Rate Protection Agreements related to such Purchased Mortgage Loans, the Reserve Account and all amounts deposited therein, each Servicing Agreement and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Mortgage Loans and any other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans and any proceeds and distributions and any other property, rights, title or interests as are specified on a Trust Receipt and Exception Report with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created in each case excluding any Take-out Commitments and Interest Rate Protection Agreements to the extent Seller may not, pursuant to the provisions thereof, assign or transfer, or pledge or grant a security interest in, such Take-out Commitments or Interest Rate Protection Agreements without the consent of, or without violating its obligations to, the related Take-out Investor or counterparty to such Interest Rate Protection Agreement, but only to the extent such provisions are not rendered ineffective against the Buyer under Article 9, Part 4 of the Uniform Commercial Code (collectively, the “Repurchase Assets”).
(ii)The foregoing paragraph (i) is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Section 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.
(b)Servicing Rights. Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Buyer a first priority security interest in the Servicing Rights and proceeds related thereto and all of its contractual rights under the Servicing Agreement in respect of the servicing thereunder and in all instances, whether now owned or hereafter acquired, now existing or hereafter created, including all of Servicing Rights related to the Purchased Mortgage Loans. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
(c)Financing Statements. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem reasonable and appropriate to protect Buyer’s interest therein. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 9.
(d)Buyer’s Appointment as Attorney in Fact. Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion, for the purpose, following the occurrence of an Event of Default, of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, in each case, subject to the terms of this Agreement. Without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller without assent by, Seller if an Event of Default shall have occurred and be continuing, to do the following:

(i)in the name of Seller or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Repurchase Assets whenever payable;
(ii)to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets; and
(iii) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Repurchase Asset; (B) to send “goodbye” letters on behalf of Seller and Servicer and Section 404 Notices; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (D) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (F) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (G) to settle, compromise or adjust any suit, action or proceeding described in clause (F) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, Seller agrees to execute a Power of Attorney, the form of Exhibit F hereto, to be delivered on the date hereof. Seller and Buyer acknowledge that the Power of Attorney shall terminate on the Termination Date and satisfaction in full of the Obligations.
Seller also authorizes Buyer, if an Event of Default shall have occurred and is continuing, to execute, in connection with any sale provided for in Section 16 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
Section 10.Payment, Transfer and Remittance.
(a)Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: ***, not later than 3:00 p.m. New York City time, on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.
(b)Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to the account (or accounts) designated by Seller to Buyer simultaneously with the delivery to Buyer of the Purchased Mortgage Loans relating to such Transaction.
Section 11.Hypothecation or Pledge of Purchased Mortgage Loans. Title to all Purchased Mortgage Loans and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans and Repurchase Assets, subject to the terms of this Agreement. Buyer may engage in repurchase transactions with the Purchased Mortgage Loans or Repurchase Assets or otherwise engage in pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Mortgage Loans or Repurchase Assets, with the written consent of Seller; provided, however that if Buyer engages in repurchase transactions with the Purchased Mortgage Loans or Repurchase Assets or otherwise engages in pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Mortgage Loans or Repurchase Assets with an Affiliate of Buyer, no such consent of Seller shall be required. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans or Repurchase Assets delivered to Buyer by Seller.
Section 12.Fees. Seller shall pay to Buyer in immediately available funds, all amounts due and owing as set forth in Section 2 of the Pricing Side Letter.
Section 13.Representations. Seller represents and warrants to Buyer that as of the Purchase Date of any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction hereunder is in full force and effect:
(a)Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b)Intellectual Property. Seller owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of Seller, (a) the conduct and operations of the businesses of Seller does not infringe, misappropriate, dilute or violate any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of Seller in, or relating to, any Intellectual Property, other than, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Solvency. Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Purchased Mortgage Loans subject hereto is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Purchased Mortgage Loans pursuant hereto (i) will not cause Seller to become insolvent, (ii) will not result in any property remaining with Seller to be unreasonably small capital with which to engage in its business, and (iii) will not result in debts that would be beyond Seller’s ability to pay as same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Mortgage Loans subject hereto.
(d)No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement.
(e)Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.
(f)Existence. Seller (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable; (b) has the power and authority and all governmental licenses, authorizations, permits, consents and approvals to (i) own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, permits, consents and approvals would not be reasonably likely to have a Material Adverse Effect and (ii) execute, deliver, and perform its obligations under the Facility Documents to which it is a party; (c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (d) is in compliance with all Requirements of Law, except where failure to so comply would not be reasonably likely to have a Material Adverse Effect.

(g)Environmental Matters. Seller is and has been in compliance with all applicable Environmental Laws, including obtaining and maintaining all Permits required by any applicable Environmental Law, except where failure so to comply would not be reasonably likely to have a Material Adverse Effect.
(h)No Breach. Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller in compliance with the terms and provisions thereof will conflict with or result in (i) a breach of the organizational documents of Seller, or (ii) a breach of any applicable law, rule or regulation, or (iii) a breach of any order, writ, injunction or decree of any Governmental Authority, or (iv) a breach of or default under other material agreement or instrument to which Seller is a party or by which Seller or any of its Property is bound or to which Seller is subject, or (v) the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents) upon any Property of Seller pursuant to the terms of any such agreement or instrument.
(i)Action. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents to which it is a party; the execution, delivery and performance by Seller of each of the Facility Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part; and each Facility Document to which it is a party has been duly and validly executed and delivered by Seller.
(j)Approvals. No authorizations, approvals, exemptions or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by Seller of the Facility Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Facility Documents.
(k)Enforceability. This Agreement and all of the other Facility Documents executed and delivered by Seller in connection herewith are legal, valid and binding obligations of Seller, are enforceable against Seller, in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
(l)Indebtedness. As of the Closing Date, Seller’s Indebtedness is as set forth on Schedule 3.
(m)Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of Seller or its Subsidiaries, threatened) against or involving Seller, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. There is (a) no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of Seller, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of Seller and (c) no such representative has sought certification or recognition with respect to any employee of Seller.
(n)No Default. No Default or Event of Default has occurred and is continuing.
(o)Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to the knowledge of Seller. threatened) or other legal or arbitrable proceedings affecting Seller or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an aggregate amount greater than *** in the case of Seller, or (iii) which, individually or in the aggregate, if not cured or if adversely determined, could be reasonably likely to have a Material Adverse Effect or constitute an Event of Default.
(p)Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.
(q)Taxes. Seller has timely filed all federal income tax returns and all other material tax returns that are required to be filed by it and has timely paid all federal income Taxes and all other material amounts of Taxes, in each case, prior to becoming delinquent, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable.
(r)Investment Company Act. Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(s)Purchased Mortgage Loans.
(i)Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Mortgage Loan to any Person other than Buyer, except for Liens to be released simultaneously with the sale to Buyer hereunder.
(ii)Immediately prior to the sale of a Purchased Mortgage Loan to Buyer, Seller was the sole owner of such Purchased Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.
(iii)The provisions of this Agreement are effective to either constitute a sale of the Purchased Mortgage Loans to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under any Repurchase Assets owned by Seller.
(t)Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been located at 26642 Towne Centre Drive, Foothill Ranch, California 92610]. On the Effective Date, Seller’s jurisdiction of organization is Delaware.
(u)Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets is its chief executive office.
(v)True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.
(w)ERISA.
(i)During the immediately preceding five (5) year period, (x) each Plan has complied in all material respects with the applicable provisions of the Code and ERISA, (y) Seller and any ERISA Affiliate thereof has complied with its minimum funding requirements with respect to each Plan and Multiemployer Plan and (z) no Event of ERISA Termination has occurred resulting in any liability other than as would not reasonably be expected to have a Material Adverse Effect.
(ii)Seller is not currently and does not reasonably expect to be subject to any liability for a complete or partial withdrawal from a Multiemployer Plan.
(iii)Seller provides medical or health benefits to former employees as required by the Consolidated Omnibus Budget Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA”) at no cost to the employer.

(iv)Neither Seller nor any ERISA Affiliate of the Seller thereof has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.
(v)The execution and delivery of, and performance under, the Facility Documents (including, without limitation, the Buyer’s exercise of its rights and remedies under the Facility Documents) will not constitute or otherwise result in a nonexempt “prohibited transaction” (as defined in Section 406 of ERISA and Section 4975 of the Code).
x.Material Adverse Effect. Since the date set forth in the most recent financial statements supplied to Buyer, there has been no development or event nor, to Seller’s knowledge, any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.
y.No Reliance. Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
z.Plan Assets. Seller is not an employee benefit plan as defined in Section 3(3) of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, or an entity deemed to hold “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, and Seller is not acting on behalf of any of the foregoing. Seller is not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA.
(aa)    Anti-Money Laundering Laws. Seller and each Subsidiary of Seller is in compliance with all U.S. laws related to terrorism or money laundering (“Anti-Money Laundering Laws”) including: (i) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) Executive Order, any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. No action, suit or proceeding by or before any court or Governmental Authority with respect to compliance with such Anti-Money Laundering Laws is pending or threatened to the knowledge of Seller and each Subsidiary of Seller.
(bb)    Sanctions. Seller and each Subsidiary of Seller is in compliance in all material respects with all U.S. economic sanctions laws, the Executive Order, any other executive orders and implementing regulations (“Sanctions”) as administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. State Department. None of Seller nor any Subsidiary of Seller (i) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), (ii) is a person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such person, (iii) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (iv) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement or any other Facility Document would be prohibited by U.S. law. Seller and each Subsidiary of Seller has instituted and will continue to maintain policies and procedures designed to ensure compliance by Seller, its Subsidiaries and their respective directors, officers, employees and agents with Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws.
(cc)    FCPA. Seller, and each Subsidiary of Seller is in compliance in all material respects with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”) and the U.K. Bribery Act 2010 (“Anti-Corruption Laws”). None of Seller nor any Subsidiary of Seller, nor to the knowledge of Seller, any director, officer, agent, employee, or other person acting on behalf of Seller or any Subsidiary of Seller, has taken any action, directly or indirectly, that would result in a violation of applicable Anti-Corruption Laws.
(dd)    Brokers’ Fees; Transaction Fees. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.
(ee)    [Reserved].
(ff)    Agency Approvals. To the extent required by applicable law and/or necessary to issue an Agency Security, Seller and Servicer is (i) an FHA Approved Mortgagee, (ii) a VA Approved Lender, (iii) approved by Ginnie Mae as an approved issuer, (iv) approved by Fannie Mae as an approved lender, (v) approved by Freddie Mac as an approved seller/servicer, and (vi) approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (collectively, the “Agency Approvals”). In each such case, Seller is in good standing and Seller shall maintain all insurance requirements in accordance with the applicable Agency guidelines.

Section 14.Covenants of Seller. On and as of the date of this Agreement and each Purchase Date and on each day until this Agreement is no longer in force, Seller covenants as follows:
(a)Preservation of Existence; Compliance with Law.
(i)Seller shall preserve and maintain its legal existence;
(ii)Seller shall (A) comply with all Requirements of Law (including, without limitation, all Environmental Laws), the violation of which could reasonably be expected to have a Material Adverse Effect; and (B) shall not engage in any conduct or activity that could reasonably be expected to subject its assets to forfeiture or seizure;
(iii)Seller shall maintain in effect and enforce policies and procedures designed to ensure compliance by Seller and its directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions;
(iv)Neither Seller, nor to the knowledge of Seller, any director, officer, agent, employee, or other person acting on behalf of Seller will request or use the proceeds of Transaction, directly or indirectly, (A) for any payments to any Person, including any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or otherwise take any action, directly or indirectly, that would result in a violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person on the SDN List or a government of a Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. Furthermore, Seller will not, directly or indirectly, use the proceeds of the any Transaction, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person participating in the transaction of any Sanctions;
(v)Seller shall preserve and maintain all material rights, privileges, licenses, franchises, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Facility Documents and shall conduct its business strictly in accordance with applicable law, the violation of which could reasonably be expected to have a Material Adverse Effect;
(vi)Seller shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

(vii)Seller shall permit representatives of Buyer, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts of the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and to discuss its regulatory compliance policies and procedures, business and affairs with its designated officers, all to the extent reasonably requested by Buyer.
(b)Taxes. Seller shall timely file all federal income tax returns and all other material tax returns that are required to be filed by it and shall timely pay all Taxes due on such tax returns, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.
(c)Notice of Proceedings or Adverse Change. Seller shall give notice to Buyer immediately after a Responsible Officer of Seller has any knowledge of:
(i)the occurrence of any Default or Event of Default;
(ii)any default or event of default under any Indebtedness of Seller to the extent not waived or deemed not to exist after the application of any applicable waiver or cure period, or non-routine investigation or regulatory action that is pending or, to the knowledge of Seller, threatened against Seller in any federal or state court or before any Governmental Authority, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(iii)any material claim, dispute, litigation, investigation, proceeding or suspension that is pending against Seller before any Governmental Authority; and
(iv)as soon as reasonably possible, notice of any of the following events which, except for any other time period specified below, such notice may be delivered in the next Officer’s Compliance Certificate:
(A)a material and adverse change in the insurance coverage of Seller, with a copy of evidence of same attached;
(B)within five (5) days, any material change in accounting policies or financial reporting practices of Seller, which could reasonably be expected to have a Material Adverse Effect;
(C)the involuntary termination or nonrenewal of any Indebtedness of Seller, or any new Indebtedness of in excess of ***;
(D)within five (5) days upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets;

(E)as soon as practicable, but, in any case, no more than two (2) Business Days, after Seller has obtained knowledge of any fact that could reasonably be the basis of any Purchased Mortgage Loan Issue with respect to a Purchased Mortgage Loan, notice identifying the related Purchased Mortgage Loan with respect to which such Purchased Mortgage Loan Issue exists and detailing the cause of such potential Purchased Mortgage Loan Issue;
(F) (1) entering into any settlement with any third party, including, without limitation, a Governmental Authority, or (2) the issuance of a consent order by any Governmental Authority, in which in the case of clauses (1) or (2), the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds the Litigation ***;
(G)any litigation or proceeding that is pending or, to the knowledge of Seller, threatened (a) against Seller in which the amount involved exceeds *** and is not covered by insurance or (b) which, if adversely determined would reasonably be expected to have a Material Adverse Effect;
(v)promptly, but no later than five (5) Business Days after Seller receives notice of the same, any Purchased Mortgage Loan agreed to be the subject of a Take-out Commitment and delivered to a Take-out Investor (whole loan or securitization) under a Bailee Letter, and which was rejected for purchase by such Take-out Investor; provided, that such notice shall include an explanation as to why such Purchased Mortgage Loan was rejected for purchase by such Take-out Investor; or
(vi)Seller shall furnish to Buyer written notice immediately upon Seller becoming aware of any Control Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan or any eNote Replacement Failure.
(d)Reporting. Seller shall furnish to Buyer the following:
(i)within thirty (30) days after the end of each calendar month, the unaudited balance sheets of Seller as at the end of such calendar month, the related unaudited consolidated statements of income, for such month accompanied by the Officer’s Compliance Certificate (including all specified schedules), executed by a Responsible Officer of Seller or a designee of such Responsible Officer, which certificate shall state that said financial statements and schedules fairly present in all material respects the financial condition and results of operations of Seller, in accordance with GAAP, consistently applied, as at the end of, and for, such month (subject to normal year-end adjustments);
(ii)within one hundred twenty (120) days after the end of the Seller’s fiscal year, the audited balance sheets and the related statements of income for the Seller as at the end of such fiscal year, with such balance sheets and statements of income being audited if required by Buyer but in any event prepared by a certified public accountant in accordance with GAAP, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said financial statements fairly present the financial condition and results of operations of Seller, as at the end of, and for, such fiscal year in accordance with GAAP;
(iii)within five (5) Business Days after any material amendment, modification or supplement has been entered into with respect to any Servicing Agreement, a fully executed copy thereof, certified by Seller to be true, correct and complete;
(iv)weekly, a position report summarizing all Interest Rate Protection Agreements entered into or maintained by Seller;
(v)within five (5) Business Days following written request of Buyer, a monthly servicing and remittance report of each Servicer with respect to the Purchased Mortgage Loans, in form and substance reasonably acceptable to Buyer.
(e)Visitation and Inspection Rights. Seller shall, permit Buyer to inspect, and to discuss with Seller’s officers, agents and auditors, the affairs, finances, and accounts of Seller, the Repurchase Assets, OFAC sanctions scanning policies and procedures, including information relating to the method and frequency of scanning and the results of specific scans conducted on borrowers, anti-money laundering policies and procedures, and Seller’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of Seller to discuss with Seller’s officers, its affairs, finances, and accounts.
(f)Reimbursement of Expenses. Subject to Section 20, on the date of execution of this Agreement, Seller shall reimburse Buyer for all expenses (including legal fees) incurred by Buyer on or prior to such date, subject to the Expense Cap. From and after such date, Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer upon receipt of invoices therefor.
(g)Government Agency Approvals; Servicing. Seller shall maintain, if applicable, its status with Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing. Should Seller, for any reason, cease to possess all such applicable Government Agency approvals to the extent required by any such Government Agency, or should notification of an adverse occurrence to the relevant Government Agency or to the Department of Housing and Urban Development, FHA or VA be required, Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Government Agency approvals at all times during the term of this Agreement and each outstanding Transaction. Seller or the Servicer, as applicable, has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.
(h)Further Assurances. Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable Requirements of Law, or that Buyer may reasonable request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first- priority of the security interests created or intended to be created hereby. Seller shall do all things necessary to preserve the Repurchase Assets so that they remain subject to the first priority perfected security interest hereunder. .
(i)True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any of its officers furnished to Buyer hereunder and during Buyer’s diligence of Seller are and will be true and complete in all material respects and will not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in connection with Securities and Exchange Commission filings, if any, the appropriate Securities and Exchange Commission accounting requirements.
(j)ERISA Events.
(i)Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior twelve (12) months involve a payment of money by or a potential aggregate liability of Seller or any ERISA Affiliate thereof or any combination of such entities in excess of ***, Seller shall give Buyer a written notice specifying the nature thereof, what action Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.
(ii)Promptly upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of ***; and (iii) all funding waiver requests filed by Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than ***, and all communications received by Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.
(k)Financial Covenants. Seller shall comply with the financial covenants set forth in Section 3 of the Pricing Side Letter.
(l)Investment Company Act. Neither the Seller nor any of its Subsidiaries shall be an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(m)Insurance. The Seller shall continue to maintain with responsible companies, at its own expense, the Required Insurance Policy with respect to its officers, employees or agents acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Purchased Mortgage Loans, with respect to any claims made in connection with all or any portion of the Purchased Mortgage Loans (collective, “Seller Insureds”).  Any such Required Insurance Policy shall protect and insure the Seller against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Seller Insureds, and such policies also shall protect and insure the Seller against losses in connection with the release or satisfaction of a Purchased Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section requiring such Required Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Required Insurance Policy shall be at least equal to the amount required by the applicable Government Agency.  Upon the request of the Buyer, the Seller shall cause to be delivered to the Buyer a certificate of insurance for such Required Insurance Policy and a statement from the Seller that such Required Insurance Policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Buyer.  Seller shall name Buyer as a loss payee under any applicable Fidelity Insurance Policy and as a direct loss payee with right of action under any applicable Errors and Omissions Insurance Policy or Professional Liability Insurance Policy.
(n)Books and Records. Seller shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.
(o)Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.
(p)Limitation on Dividends and Distributions. Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries, except that, notwithstanding the foregoing, Seller shall be permitted at all times (regardless of whether or not an Event of Default exists) to make Tax Distributions.
(q)Disposition of Assets; Liens. Seller shall not (i) cause any of the Repurchase Assets to be sold, pledged, assigned or transferred except in compliance with the applicable Facility Documents or (ii) create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Buyer.
(r)Limitation on Accounting Changes. Seller shall not make any material change in the accounting policies or financial reporting practices of Seller or its Subsidiaries, except to the extent such change is required by GAAP, consistently applied.
(s)ERISA Matters.
(i)Seller shall not permit any event or condition which is described in any of clauses (i) through (x) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of ***.
(ii)Seller shall not be an employee benefit plan as defined in Section 3(3) of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code or an entity deemed to hold “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, to engage in this Agreement or the Transactions hereunder and transactions by or with Seller are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.
(t)Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, in each case without the prior written consent of Buyer; provided, however, the Seller, may without the prior written consent of Buyer, and provided that an Event of Default is not existing and will not occur as a result thereof: (i) merger or consolidate with any Person if Seller is the surviving and controlling party and (ii) in the ordinary course of Seller’s mortgage banking business, sell equipment that is uneconomic or obsolete and acquire mortgage loans for resale and sell mortgage loans, mortgage servicing rights and mortgage related securities.
(u)Facility Documents. Seller shall not permit the amendment or modification of, the waiver of any event of default under, or the termination of any Facility Document to which Seller is a party without Buyer’s prior written consent. Seller shall not waive (or direct the waiver of) the performance by any party to any Facility Document of any action, if the failure to perform such action would adversely affect Seller or any Purchased Mortgage Loans in any material respect, or waive (or direct the waiver of) any default resulting from any action or inaction by any party thereto.
(v)Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.
(w)Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of Seller’s business, and (c) upon fair and reasonable terms no less favorable to Seller, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate. For the avoidance of doubt nothing herein prohibits Seller from making or paying any dividend or distribution to its members of shareholders on account of their equity interests in Seller provided any such dividend or distribution does not violate the provisions of Section 14(p) hereof.
(x)[Reserved].
(y)[Reserved].
(z)Reserve Account. The Reserve Account Threshold shall be maintained at all times.
(aa)Division of Limited Liability Company. Seller shall not effect a “Division” into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.
(bb)    Hedging. Seller has entered into Interest Rate Protection Agreements or other arrangements with respect to the Purchased Mortgage Loans, having terms with respect to protection against fluctuations in interest rates consistent with the terms of Seller’s hedging program and has notified Buyer of the terms of such Interest Rate Protection Agreements or other arrangements in writing.
(cc)    [Reserved]
(dd)    Agency Securities. With respect to any Mortgage Loans that are Pooled Mortgage Loans, Seller shall only designate Buyer or the agent under the Joint

Securities Account Control Agreement as the party authorized to receive the related Agency Security and shall designate Buyer or the agent under the Joint Securities Account Control Agreement accordingly on the applicable Form HUD 11705 (Schedule of Subscribers).
(ee)    Pooled Loans. With respect to any Mortgage Loans that are Pooled Mortgage Loans, Seller shall be deemed to make the representations and warranties listed on Schedule 1-B hereto. With respect to any Mortgage Loans that are Pooled Mortgage Loans, Seller shall deliver to Buyer copies of the relevant Pooling Documents (the originals of which shall have been delivered to the Agency) as Buyer may request from time to time and as required by the Custodial and Disbursement Agreement.
(ff)    MERS. Seller shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of all Purchased Mortgage Loans that are registered with MERS and, with respect to Purchased Mortgage Loans that are eMortgage Loans, the maintenance of the related eNotes on the MERS eRegistry for as long as such Purchased Mortgage Loans are so registered.
Section 15.Events of Default. If any of the following events (each an “Event of Default”) occur, Seller and Buyer shall have the rights set forth in Section 16, as applicable:
(a)Payment Default. (i) Seller fails to make any payment of (A) Repurchase Price when due (other than Price Differential), whether by acceleration, mandatory repurchase (including following the occurrence of a Purchased Mortgage Loan Issue) or otherwise or (B) Price Differential or to cure any Margin Deficit when due, under the terms of the Facility Documents, or (ii) Seller fails to make any payment of any sum (other than Repurchase Price, Price Differential or Margin Deficit) when due under the terms of the Facility Documents within two (2) Business Days’ notice; or
(b)Immediate Representation and Warranty Default. Any representation, warranty or certification made or deemed to be made by Seller contained in any of Sections 13(c) (Solvency); (f)(a) (Existence); (h) (No Breach); (i) (Action); (k) (Enforceability); (p) (Margin Regulations); (r) (Investment Company Act); ( (w) (ERISA); (y) (No Reliance); (z) (Plan Assets); or (bb) (Sanctions), in each case, of this Agreement shall be determined by Buyer to have been untrue or misleading in any respect as of the time made or furnished; or
(c)Additional Representation and Warranty Defaults. Any representation or warranty made or deemed made herein or in any other Facility Document (and not identified in clause (b) of Section 15) by Seller shall be determined by Buyer to have been untrue or misleading in any respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1-A or Schedule 1-B; unless (A) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis), and if such default shall be capable of being remedied, such failure shall continue unremedied for more than five (5) Business Days; or
(d)Immediate Covenant Default. The failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in any of Sections 14(a)(i) and (ii) (Preservation of Existence; Compliance with Law); (k) (Financial Covenants); (o) (Material Change in Business); (p) (Limitation on Dividends and Distributions); (q) (Disposition of Assets); (s) (ERISA Matters); (t) (Consolidations, Mergers and Sales of Assets); (v) (Illegal Activities); or (z) (Division of Limited Liability Company), in each case, of this Agreement; or
(e)Additional Covenant Defaults. The failure of Seller to observe or perform any other covenant or agreement contained in the Facility Documents (and not identified in clause (d) of this Section 15), and if such default shall be capable of being remedied, such failure to observe or perform continues unremedied for more than five (5) Business Days; or
(f)Judgments. A judgment or judgments for the payment of money in excess of *** in the aggregate is rendered against Seller, in each case by one or more courts, administrative tribunals or other bodies having jurisdiction and the same is not satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof is not procured, within sixty (60) days from the date of entry thereof or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or
(g)Cross-Default. Seller is in default beyond any applicable grace period (A) under any other Indebtedness, financing, hedging, security or other agreement or contract of Seller in excess of *** in the aggregate, which default involves the failure to pay a material matured obligation or permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such agreement or Indebtedness, or (B) in making any payment when due under, or performing any other obligation under any other Indebtedness, financing, hedging, security or other agreement or contract between Seller on the one hand, and Buyer or any of its Affiliates on the other; or
(h)Insolvency Event. An Insolvency Event occurs with respect to Seller; or
(i)Enforceability. For any reason (i) Seller (or an Affiliate thereof) contests the validity, enforceability, perfection or priority of any Lien granted pursuant to the Facility Documents, (ii) Seller or any Affiliate seeks to disaffirm, terminate, limit, challenge, repudiate or reduce its obligations under any Facility Document or (iii) any Facility Document at any time fails to be in full force and effect in all material respects in accordance with its terms or shall not be enforceable in all material respects in accordance with its terms; or
(j)[Reserved]; or

(k)Material Adverse Effect. A Material Adverse Effect occurs and shall not have been waived as determined by Buyer in its reasonable discretion; or
(l)Change in Control. A Change in Control occurs without the prior written consent of Buyer; or
(m)Inability to Perform. A Responsible Officer of Seller admits its inability to, or its intention not to, perform any of its obligations under the Facility Documents; or
(n)Failure to Transfer. Seller fails to transfer the Purchased Mortgage Loans to Buyer on or prior to the applicable Purchase Date (provided that Buyer has tendered the related Purchase Price and Seller has not repaid such Purchase Price on the same day as such tender)
(o)Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority takes any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, or takes any action to displace the management of Seller or to curtail its authority in the conduct of the business of Seller, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller as an issuer, buyer or a seller of Mortgage Loans or securities backed thereby, and such action shall not have been discontinued or stayed within thirty (30) days; or
(p)Assignment. Any assignment or attempted assignment by Seller of this Agreement or any other Facility Document or any rights hereunder or thereunder without first obtaining the specific written consent of Buyer; or
(q)[Reserved]; or
(r)Financial Statements. Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import; or
(s)Servicer Default. A Servicer Termination Event occurs with respect to a Servicer and Seller fails to transfer the servicing of the Purchased Mortgage Loans to a successor servicer that is reasonably acceptable to Buyer within ninety (90) days of such Servicer Termination Event; or
(t)Failure to Repurchase. Seller fails to repurchase a Purchased Mortgage Loan that is no longer an Eligible Mortgage Loan within two (2) Business Days of notice from Buyer: or
(u)ERISA.

(i) Seller engages in any nonexempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code); or
(ii) the occurrence of an Event of ERISA Termination that could reasonably be expected to have a Material Adverse Effect.
Section 16.Remedies.
(a)If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing:
(i)At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).
(ii)If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,
(A)Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller hereunder, and (3) Seller shall immediately deliver to Buyer any Purchased Mortgage Loans subject to such Transactions then in Seller’s or Servicer’s possession or control, including Purchased Mortgage Loans;
(B)to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section; and
(C)all Income actually received by Buyer pursuant to Section 5 shall be applied to the aggregate unpaid Obligations owed by Seller.

(iii)Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Mortgage Loans and the Repurchase Assets and all documents relating to the Purchased Mortgage Loans which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in Facility Documents.
(iv)Upon the occurrence of an Event of Default, Buyer, or Buyer through its Affiliates or designees, may (A) immediately sell, without demand or further notice of any kind, at a public or private sale at such price or prices as Buyer may deem satisfactory any or all of the Purchased Mortgage Loans and Repurchase Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans and Repurchase Assets, to retain such Purchased Mortgage Loans and Repurchase Assets, and give Seller credit for such Purchased Mortgage Loans in an amount equal to the market value of the related Mortgage Loans (as determined and adjusted by Buyer in its sole discretion, giving such weight to the Market Value or outstanding principal balance of such Mortgage Loan as Buyer deems appropriate) against the aggregate unpaid Repurchase Price for such Purchased Mortgage Loans and Repurchase Assets and any other amounts owing by Seller under the Facility Documents. The proceeds of any disposition of Purchased Mortgage Loans and Repurchase Assets effected pursuant to the foregoing shall be applied as determined by Buyer.
(v)Seller shall be liable to Buyer for (A) the amount of all actual expenses, including reasonable documented legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions, and (C) any other actual loss, damage, cost or expense arising or resulting from the occurrence of an Event of Default. In addition, Buyer shall have the right to satisfy any Obligations with funds remaining in the Reserve Account.
(vi)Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
(b)Seller acknowledges and that (A) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Mortgage Loans and Repurchase Assets, Buyer may establish the source therefor in its commercially reasonable discretion and (B) all prices, bids and offers shall be determined together with accrued Income. Seller recognizes that it may not be possible to purchase or sell all of the Purchased Mortgage Loans and Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans and Repurchase Assets may not be liquid at such time. In view of the nature of the Purchased Mortgage Loans and Repurchase Assets, Seller agrees that liquidation of a Transaction or the Purchased Mortgage Loans and Repurchase Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Loans and Repurchase Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Loans or Repurchase Assets on the occurrence of an Event of Default or to liquidate all of the Purchased Mortgage Loans or Repurchase Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.
(c)Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) it might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(d)Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.
(e)Buyer shall have, in addition to its rights and remedies under the Facility Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Mortgage Loans and Repurchase Assets against all of Seller’s Obligations to Buyer, whether or not such Obligations are then due, without prejudice to Buyer’s right to recover any deficiency.
Section 17.Indemnification and Expenses.
(a)Seller agrees to hold Buyer, and its Affiliates and their respective officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including reasonable fees of counsel, and Taxes relating to or arising in connection with the ownership of the Purchased Mortgage Loans, but excluding any Taxes otherwise expressly indemnified against, or excluded from indemnification in Section 8 of this Agreement) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby (including without limitation any such liabilities, losses, damages, judgments, costs and expenses arising from any acts or omissions of a Servicer), that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct (which gross negligence or willful misconduct is determined by a court of competent jurisdiction). Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to the holding of the Purchased Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct (which gross negligence or willful misconduct is determined by a court of competent jurisdiction). In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Mortgage Loans for any sum owing thereunder, or to enforce any provisions of any Purchased Mortgage Loans, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. Seller’s agreements in this Section 17 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans. Seller and Buyer agree not to assert any claim against the other or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

(b)Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with (i) subject to the Expense Cap, the development, preparation and execution of this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith and (ii) any amendment, supplement or modification to or the enforcement of, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith, without regard to the Expense Cap. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the fees, disbursements and expenses of counsel to Buyer which amount may be deducted from the Purchase Price paid for the first Transaction hereunder. Subject to the limitations set forth in Sections 20 and 31 hereof, Seller agrees to pay Buyer all the reasonable out-of-pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 16(b) and 20 hereof. For the avoidance of doubt, in no event shall the amounts described in Section 17(b)(i) that are reimbursable by Seller on or prior to the Closing Date pursuant to this Section 17(b) exceed the Expense Cap.
(c)The obligations of Seller from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due under this Agreement shall be full recourse obligations of Seller.
Section 18.Servicing.
(a)Seller, on Buyer’s behalf, shall service or contract with a Servicer to service the Purchased Mortgage Loans consistent with the degree of skill and care that such Servicer customarily requires with respect to similar Mortgage Loans owned or managed by such Servicer and in accordance with Accepted Servicing Practices. The Servicer shall (i) comply with all applicable Requirements of Law, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities under the Servicing Agreement and (iii) not impair the rights of Buyer in any Purchased Mortgage Loan or any payment thereunder.
(b)Seller shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.
(c)Seller shall, or shall cause the Servicer and any interim servicer to, deposit all collections received by Seller or Servicer on account of the Purchased Mortgage Loans in accordance with the provisions of Section 5(a)(i).
(d)If any Mortgage Loan that is proposed to be sold on a Purchase Date is serviced or subserviced by a servicer other than a currently approved Servicer, or if the servicing of any Purchased Mortgage Loan is to be transferred from a currently approved Servicer to another servicer, Seller shall, prior to such Purchase Date or servicing transfer date, as applicable, (i) provide Buyer with the related Servicing Agreement pursuant to which such servicer shall service such Mortgage Loans, which Servicing Agreement shall be reasonably acceptable to Buyer in all respects, (ii) obtain Buyer’s prior written consent to the use of such servicer in the performance of such servicing duties and obligations, which consent may be withheld in Buyer’s sole reasonable discretion and (iii) provide Buyer with a fully executed servicer notice or letter agreement, executed by Buyer, Seller and such Servicer (each, a “Servicer Side Letter”), in form and substance acceptable to Buyer with respect to such Servicer. In no event shall Seller’s use of a Servicer relieve Seller of its obligations hereunder, and Seller shall remain liable under this Agreement as if Seller were servicing such Mortgage Loans directly. Seller hereby agrees and acknowledges, and shall cause any Servicer to agree and acknowledge, that Buyer or its designees shall have the right to conduct examinations and audits of the Servicer with respect to the servicing of the Purchased Mortgage Loans. Buyer shall also have the right to obtain copies of all Records and files of the Servicer relating to the Purchased Mortgage Loans, including all documents relating to the Purchased Mortgage Loans and the servicing thereof.
(e)Upon the occurrence of an Event of Default hereunder or a Servicer Termination Event, Buyer shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans under the Servicing Agreement (subject to the related servicing transfer period) without payment of any penalty or termination fee. Seller and the Servicer shall cooperate in transferring the servicing and all Records of the Purchased Mortgage Loans to a successor servicer appointed by Buyer in its discretion.
(f)If Seller should discover that, for any reason whatsoever, Seller or any entity responsible by contract to Seller for managing or servicing any such Purchased Mortgage Loan has materially failed to perform fully Seller’s obligations under the Facility Documents or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Buyer and promptly remedy any non-compliance.
(g)The Servicer’s rights and obligations to interim service the Purchased Mortgage Loans shall terminate on the twentieth (20th) day of each calendar month (and if such day is not a Business Day, the next succeeding Business Day), unless otherwise directed in writing by the Buyer prior to such date. For purposes of this provision, notice provided by electronic mail shall constitute written notice. For the avoidance of doubt, this Subsection 18(g) shall no longer apply to any Purchased Mortgage Loan that is repurchased in full by Seller in accordance with the provisions of this Agreement and therefore is no longer subject to a Transaction. Upon termination, the Servicer shall transfer servicing, including, without limitation, delivery of all servicing files to the designee of the Buyer. The Servicer’s delivery of servicing files shall be in accordance with Accepted Servicing Practices. The Seller and Servicer shall have no right to select a subservicer or successor servicer. After the servicing terminates and until the servicing transfer date, the Servicer shall service the Purchased Mortgage Loans in accordance with the terms of this Agreement and for the benefit of the Buyer.

Section 19.Recording of Communications. Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording.
Section 20.Due Diligence. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Mortgage Loans, Seller, and each Servicer, including, without limitation, financial information, organization documents and purchase agreements for each pool of Purchased Mortgage Loans (to the extent not covered by confidentiality agreements), for purposes of verifying compliance with the representations, warranties and specifications made hereunder, to review the servicing of the Purchased Mortgage Loans, or otherwise, and Seller agrees that (a) upon reasonable prior notice to Seller, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its Authorized Representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Purchased Mortgage Loans (the “Due Diligence Documents”) in the possession or under the control of Seller and/or the Custodian, or (b) upon request, Seller shall create and deliver to Buyer promptly , an electronic copy via email to ***, in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Purchased Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller and enter into additional Transactions with respect to the Purchased Mortgage Loans based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Mortgage Loans purchased in a Transaction, including, without limitation, ordering new credit reports and new appraisals on the related Mortgaged Properties with respect to the Purchased Mortgage Loans and otherwise re-generating the information used to originate such Purchased Mortgage Loan, which information may be used by Buyer to calculate Market Value. Buyer may underwrite such Purchased Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer or any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer with access to any documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s due diligence activities pursuant to this Section 20.
Section 21.Assignability.
(a)The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents to any Person pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned upon at least five (5) Business Days’ written notice to Seller and with the prior written consent of Seller (such consent not to be unreasonably withheld); provided, that with respect to any assignment to an Affiliate of Buyer or any assignment by Buyer during the continuation of an Event of Default, no such notice to or consent from Seller shall be required. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller provided that such prospective assignee agrees to hold such information subject to the confidentiality provisions of this Agreement.
(b)Buyer, upon at least five (5) Business Days’ written notice to Seller (provided, that the failure to give such notice shall not affect the validity of such sale), may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement to any Person; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 8; provided that no such restrictions shall apply with respect to any sale to any Affiliate of Buyer or if an Event of Default has occurred and is continuing; and provided further that Buyer shall act as agent for all purchasers, assignees and point of contact for Seller pursuant to agency provisions to be agreed upon by Buyer, its intended purchasers and/or assignees and Seller.
(c)Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 21, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement..
(d)In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 22.Transfer and Maintenance of Register.
(a)Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 22, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement.
(b)Buyer shall maintain, on Seller’s behalf and for review by Seller, a register (the “Register”) on which it shall record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned or participated. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall provide Seller and maintain as agent of Seller, the information described in this paragraph and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any applicable Requirement of Law.
Section 23.Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal taxes and all relevant state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Mortgage Loans and that the Purchased Mortgage Loans are owned by Seller in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.
Section 24.Set-Off.
(a)In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right during the continuation of an Event of Default, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law to set-off and appropriate and apply against any obligation from Seller to Buyer or any Affiliate thereof any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.
(b)Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amounts or deliver any property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default has occurred. For avoidance of doubt and not as a limitation, Buyer may set-off any amounts in the Reserve Account against any outstanding Obligations provided an

Event of Default has occurred and is continuing, but may not set-off, transfer or withdraw any amounts from the Reserve Account unless an Event of Default has occurred and is continuing.
Section 25.Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Seller under Section 17 hereof shall survive the termination of this Agreement.
Section 26.Notices and Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic mail or facsimile) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Sections 3 and 4 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by facsimile or electronic mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
Section 27.Entire Agreement; Severability; Single Agreement.
(a)This Agreement and the Facility Documents collectively constitute the entire understanding between Buyer and Seller with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller acknowledges that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
(b)Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iii) to promptly provide notice to the other after any such set off or application.
Section 28.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.
Section 29.SUBMISSION TO JURISDICTION; WAIVERS. BUYER AND SELLER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(a)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(b)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(c)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED; PROVIDED THAT, AT THE TIME OF SUCH MAILING AN ELECTRONIC COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT BY ELECTRONIC MAIL TO THE PERSONS SPECIFIED IN THE ADDRESS FOR NOTICES FOR SUCH PARTY ON THE SIGNATURE PAGE HERETO (OR SUCH OTHER PERSONS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED);

(d)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
(e)BUYER AND SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 30.No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.
Section 31.Netting. If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,
(a)All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402.
(b)The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party shall fail to honor any payment obligation under this Agreement or any Transaction hereunder (the “Defaulting Party”), the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.
Section 32.Confidentiality.
(a)Buyer and Seller each hereby acknowledges and agrees that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby or pursuant to the terms thereof, including, but not limited to, the name of, or identifying information with respect to Buyer, any pricing terms, or other nonpublic business or financial information (including, without limitation, any sub-limits, financial covenants, financial statements and performance data), the existence of this

Agreement and the Transactions with Buyer (the “Confidential Information”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to disclose to its Affiliates and its and their employees, directors, officers, advisors (including legal counsel, accountants, and auditors), representatives and servicers, (ii) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, in which case the receiving party shall provide prior written notice to disclosing party to the extent not prohibited by the applicable law or regulation, (iii) any of the Confidential Information is in the public domain other than due to a breach of this covenant, (iv) disclosure to any approved hedge counterparty to the extent necessary to obtain any Interest Rate Protection Agreement or, (v) an Event of Default has occurred and Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or otherwise to enforce or exercise Buyer’s rights hereunder provided that any such Person agrees to hold such information subject to the confidentiality provisions of this Agreement. Seller and Buyer shall be responsible for any breach of the terms of this Section 32(a) by any Person that it discloses Confidential Information to pursuant to clause (i) above. Seller shall not, without the written consent of Buyer, make any communication, press release, public announcement or statement in any way connected to the existence or terms of this Agreement or the other Facility Documents or the Transactions contemplated hereby or thereby, except where such communication or announcement is required by law or regulation, in which event Seller will consult and cooperate with Buyer with respect to the wording of any such announcement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment or tax structure of the Transactions, any fact relevant to understanding the federal, state and local tax treatment or tax structure of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment or tax structure; provided that the “tax treatment” or “tax structure” shall be limited to any facts relevant to the U.S. federal, state or local tax treatment of any Transaction contemplated hereunder and specifically does not include any information relating to the identity of Buyer or any pricing terms hereunder. In addition, Seller may disclose the Confidential Information with prior (if feasible) written notice to Buyer, any disclosures or filing required under Securities and Exchange Commission (“SEC”) or state securities’ laws; provided that Seller shall not file the Pricing Letter without Buyer’s prior written consent. The provisions set forth in this Section 32(a) shall survive the termination of this Agreement for one year.
(b)Notwithstanding anything in this Agreement to the contrary, Seller understands that Confidential Information disclosed hereunder may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable local, state and federal laws relating to privacy and data protection.  Seller shall implement administrative, technical and physical safeguards and other security measures designed to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” (as defined in the GLB Act) of Buyer or any Affiliate of Buyer which Buyer holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Upon request, Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that Seller has satisfied its obligations as required under this Section 32(b).  Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller.  Seller shall notify Buyer promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Buyer or any Affiliate of Buyer provided directly to Seller.  Seller shall provide such notice to Buyer by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual. The provisions set forth in this Section 32(b) shall survive the termination of this Agreement for as long as Seller retains any “nonpublic personal information” disclosed hereunder.
Section 33.Intent.
(a)The parties intend and recognize that (i) this Agreement and each Transaction hereunder is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, (ii) all payments hereunder are deemed “margin payments” or “settlement payments” as defined in the Bankruptcy Code, and (iii) the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Each of Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).
(b)Buyer’s right to liquidate the Purchased Mortgage Loans delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 362(b)(6), 362(b)(7), 362(b)(27), 546(e), 546(f), 546(j), 555, 559 and 561; Buyer’s right to set-off claims and appropriate and apply any and all deposits of money or property or any other indebtedness at any time held or owing by Buyer to or for the credit of the account of any Affiliate against and on account of the obligations and liabilities of Seller pursuant to Section 24 hereof is a contractual right as described in Bankruptcy Code Sections 553 and 561; and; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” or “settlement payment” as such terms are defined in Bankruptcy Code Sections 741(5) and 741(8).
(c)[Reserved].
(d)Each party agrees that this Agreement and each Transaction hereunder is intended to create mutuality of obligations among the parties, and as such, this Agreement and each Transaction hereunder constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
(e)Each party agrees that it shall not challenge, and hereby waives to the fullest extent available under applicable law it’s right to challenge, the characterization of any Transaction under this Agreement or this Agreement as a “repurchase agreement,” “securities contract” and/or “master netting agreement” within the meaning of the Bankruptcy Code.
(f)Each party agrees that this Agreement and the Facility Documents and the Transactions entered into hereunder are part of an integrated, simultaneously-closing suite of financial contracts.
Section 34.Conflicts. In the event of any conflict between the terms of this Agreement and any other Facility Document, the documents shall control in the following order of priority: first, the terms of this Agreement shall prevail, and second, the terms of the other Facility Documents shall prevail.
Section 35.Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Buyer under this Agreement. The Seller may amend Schedule 2 hereto from time to time by delivering a revised Schedule 2 to Buyer and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2 hereto.
Section 36.Miscellaneous.
(a)Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Counterparts may be delivered electronically. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
(b)Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(c)Acknowledgment. Each Party hereby acknowledges that:
(i)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;
(ii)it has no fiduciary relationship to the other Party in connection with the Facility Documents;
(iii)no joint venture exists between Buyer and Seller as a result of the Facility Documents; and
(iv)it has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary and it is not relying upon any advice from the other Party as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(d)Documents Mutually Drafted. Seller and Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
Section 37.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the Facility Documents, and any interest and obligation in or under this Agreement and/or the Facility Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the Facility Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the Facility Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the

Facility Documents were governed by the laws of the United States or a state of the United States.
Section 38.Effect of Benchmark Transition Event.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Buyer may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment will become effective at 5:00 p.m. on the fifth (5th) Business Day after Buyer has provided such amendment to Seller without any further action or consent of Seller. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 38 will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller.
(c)Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Buyer pursuant to this Section 38 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in Buyer’s sole discretion and without consent from Seller.
(d)Benchmark Unavailability Period. Upon Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, Seller may revoke any request for a proposed Transaction to be entered into during any Benchmark Unavailability Period.
Section 39.General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(c)references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(e)the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(f)the term “include” or “including” shall mean without limitation by reason of enumeration;
(g)all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and
(h)all references herein or in any Facility Document to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

BANK OF MONTREAL

By: /s/ Michael Pryluck
Name: Michael Pryluck
Title: Managing Director

Address for Notices:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attn: Michael Pryluck
Email: ***

With a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attn: Legal Department

Signature Page to Master Repurchase Agreement
LEGAL02/41029716v4

SELLER:

LOANDEPOT.COM, LLC

By: /s/ Patrick Flanagan
Name: Patrick Flanagan
Title: Chief Financial Officer

Address for Notices:

LOANDEPOT.COM, LLC
26642 Towne Centre Drive
Foothill Ranch, CA 92610
Attention: Sheila Mayes
Email: ***
Telephone: ***
Facsimile: ***

With copies to:

loanDepot.com, LLC
26642 Towne Centre Drive
Foothill Ranch, CA 92610
Attention: General Counsel
Email: ***

Signature Page to Master Repurchase Agreement
LEGAL02/41029716v4

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
PURCHASED MORTGAGE LOANS
Seller makes the following representations and warranties to Buyer with respect to each Purchased Mortgage Loan, as of the Purchase Date for such Purchased Mortgage Loan and at all times while such Purchased Mortgage Loan is subject to a Transaction hereunder.
(a)Payments Current. No payment required under the Purchased Mortgage Loan is thirty (30) days or more delinquent using the MBA delinquency methodology (“Delinquent”) nor has any payment under the Purchased Mortgage Loan been Delinquent at any time since the origination of the Purchased Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Purchased Mortgage Loan on its Due Date or within thirty (30) days thereof, all in accordance with the terms of the related Mortgage Note. No payment required under the Purchased Mortgage Loan is or has ever been subject to forbearance for any reason.
(b)No Outstanding Charges. All taxes and governmental assessments or other similar charges, levies or assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Purchased Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Purchased Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Purchased Mortgage Loan, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and/or interest thereunder.
(c)Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Asset Schedule. No Mortgagor in respect of the Purchased Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Asset Schedule. The related Mortgage and Mortgage Note contain the entire agreement of the parties and all of the obligations of the Seller under the Purchased Mortgage Loans.
(d)No Defenses. The Purchased Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury,
Schedule 1[-A]-1

nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Purchased Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Purchased Mortgage Loan was originated. The Mortgagor in respect of the Purchased Mortgage Loan is not currently a debtor in any state or federal bankruptcy or insolvency proceeding.
(e)Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a qualified insurer as defined by the applicable Loan Program Authority, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the applicable Loan Program Authority’s requirements, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount that would have been required as of the date of origination in accordance with the applicable Loan Program Authority’s requirements. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Purchased Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including, without limitation, subsequent owners of the Purchased Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Neither Seller nor Mortgagor has engaged in any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
(f)Compliance with Applicable Laws. Any requirements of any federal, state or local law or regulation including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws
Schedule 1[-A]-2

applicable to the Purchased Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements.
(g)No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Purchased Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.
(h)Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable Loan Program Authority’s requirements regarding such dwellings or shall conform to Underwriting Guidelines acceptable to Buyer in its discretion and that no residence or dwelling is a (i) a mobile home or manufactured housing unit (other than a Manufactured Home) not secured by real property, (ii) a log home, (iii) an earthen home, (iv) an underground home, (v) any dwelling situated on more property than is permitted by the applicable Loan Program Authority’s requirements and (vi) any dwelling situated on a leasehold estate. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to Underwriting Guidelines acceptable to Buyer in its discretion. With respect to each Manufactured Home, such unit is a “single family residence” within the meaning of Section 25(e)(1) of the Code, and has a minimum of four hundred (400) square feet of living space, a minimum width of one hundred two (102) inches and is of a kind customarily used at a fixed location.
(i)Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected first priority lien and perfected first priority security interest on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:
a.the lien of current real property taxes and assessments not yet due and payable;
b.covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy
Schedule 1[-A]-3

delivered to the originator of the Purchased Mortgage Loan and (a) referred to or otherwise considered in the appraisal, if any, made for the originator of the Purchased Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal, if any; and
c.other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Purchased Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Purchased Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
(j)Validity of Mortgage Documents; Fraud. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Purchased Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Purchased Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Purchased Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Purchased Mortgage Loan. Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. Except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.
(k)Full Disbursement of Proceeds. Except with respect to, Homestyle Renovation Mortgage Loans or HomePath Renovation Mortgage Loans, there is no further requirement for future advances under the Purchased Mortgage Loan, and any requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Purchased Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.
(l)Ownership. Seller has full right to sell the Purchased Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Purchased Mortgage Loan pursuant to this
Schedule 1[-A]-4

Agreement and following the sale of each Purchased Mortgage Loan, Buyer will own such Purchased Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.
(m)Doing Business. All parties which have had any interest in the Purchased Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.
(n)Title Insurance. The Purchased Mortgage Loan is covered by either (i) an irrevocable title commitment, or an attorney’s opinion of title and abstract of title, each of which must be in form and substance acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to the applicable Loan Program Authority and each such title insurance policy is issued by a title insurer acceptable to the applicable Loan Program Authority and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Purchased Mortgage Loan, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
(o)No Defaults. Other than payments due but not yet thirty (30) days or more Delinquent, there is no default, breach, violation or event of acceleration existing under the
Schedule 1[-A]-5

Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.
(p)No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.
(q)Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.
(r)Payment Terms. Principal and/or interest payments on the Purchased Mortgage Loan commenced or will commence no more than sixty (60) days after funds were disbursed in connection with the Purchased Mortgage Loan. With respect to adjustable rate Purchased Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%) subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first (1st) day of each month in equal monthly installments of principal and/or interest (subject to an “interest only” period in the case of Interest Only Mortgage Loans), which installments of interest (a) with respect to adjustable rate Purchased Mortgage Loans are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date and (b) with respect to Interest Only Mortgage Loans are subject to change on the Interest Only Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Only Adjustment Date, in both cases with interest calculated and payable in arrears, sufficient to amortize the Purchased Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Mortgage Note does not permit Negative Amortization.
(s)Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Purchased Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Purchased Mortgage Loan will be able to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgage
Schedule 1[-A]-6

Note and Mortgage are on forms acceptable to the applicable Loan Program Authority or Buyer at its discretion.
(t)Occupancy of the Mortgaged Property. As of the Purchase Date the Mortgaged Property is lawfully permitted to be occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to any Purchased Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Purchased Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.
(u)No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (i) above. No Purchased Mortgage Loan is cross-collateralized or is subject to a cross-default provision with any mortgage loan that is not a Purchased Mortgage Loan.
(v)Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(w)Transfer of Purchased Mortgage Loans. Except with respect to Purchased Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. With respect to each MOM Mortgage Loan, the related Assignment of Mortgage to MERS, if applicable, has been duly and properly recorded, or has been delivered for recording to the applicable recording office.
(x)Due-On-Sale. Except as permitted by the applicable Loan Program Authority, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Purchased Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(y)No Buydown Provisions; No Graduated Payments or Contingent Interests. The Purchased Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the
Schedule 1[-A]-7

Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Purchased Mortgage Loan is not a graduated payment mortgage loan and the Purchased Mortgage Loan does not have a shared appreciation or other contingent interest feature.
(z)Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the applicable Loan Program Authority. The consolidated principal amount does not exceed the original principal amount of the Purchased Mortgage Loan.
(aa)Mortgaged Property Undamaged. The related Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation of such Mortgaged Property.
(bb)    Origination; Collection Practices; Escrow Deposits; Interest Rate Adjustments. The Purchased Mortgage Loan was originated by Seller or a Correspondent Seller. The origination and collection practices used by the originator, each servicer of the Purchased Mortgage Loan and Seller with respect to the Purchased Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Seller or Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and if an escrow deposit has been established, it has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
(cc)    Conversion to Fixed Interest Rate. Except as allowed by the applicable Loan Program Authority or otherwise as expressly approved in writing by Buyer, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.
(dd)    Other Insurance Policies. To the knowledge of Seller, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, private mortgage insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no
Schedule 1[-A]-8

commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller.

(ee)    Servicemembers Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(ff)    Appraisal. The Mortgage File with respect to such Purchased Mortgage Loan contains either an evaluation or appraisal of the related Mortgaged Property meeting the requirements set forth by the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, unless such evaluation is not required by the applicable Loan Program Authority, or applicable regulatory or licensing body. Such evaluation or appraisal must have been made and signed, prior to the approval of the application for such Purchased Mortgage Loan, by a qualified appraiser (a) who, at the time of such appraisal, met the minimum qualifications of the applicable Loan Program Authority, and the requirements of the Seller’s appraisal policy and (b) who satisfied (and which appraisal was conducted in accordance with) all of the applicable requirements of the Uniform Standards of Professional Appraisal Practice and all applicable federal and state laws and regulations in effect at the time of such appraisal and procedures. Such appraiser was licensed in the state where the Mortgaged Property is located, had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such appraiser’s compensation was not affected by the approval or disapproval of such Purchased Mortgage Loan. The evaluation or appraisal shall have been made within one hundred eighty (180) days of the origination of the Purchased Mortgage Loan.

(gg)    Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage File.

(hh)    Construction or Rehabilitation of Mortgaged Property. No Purchased Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(ii)    No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
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(jj)    Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(kk)    No Equity Participation. No document relating to the Purchased Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does Seller own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(ll)    Proceeds of Purchased Mortgage Loan. The proceeds of the Purchased Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller, except in connection with a refinanced Purchased Mortgage Loan.

(mm)    Origination Date. The origination date of the Purchased Mortgage Loan is no earlier than forty-five (45) days prior to the related Purchase Date.

(nn)    No Exception. The Custodian has not noted any material exceptions on an Asset Schedule with respect to the Purchased Mortgage Loan which would materially adversely affect the Purchased Mortgage Loan or Buyer’s interest in the Purchased Mortgage Loan.

(oo)    Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation (including electronic recordation) in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(pp)    Documents Genuine. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Purchased Mortgage Loan are genuine.

(qq)    Capacity. Such Purchased Mortgage Loan was made to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

(rr)    Committed Mortgage Loans. Each Committed Mortgage Loan is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment (taking into consideration mortgage loans which have been purchased by the respective Take-out Investor under the Take-out Commitment and mortgage loan which Seller has identified to Buyer as covered by such Take-out Commitment) and conforms to the requirements and the specifications set forth in such Take-out Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Take-out Investor and is eligible for sale to and insurance or guaranty by, respectively the applicable Take-out Investor and applicable insurer. Each Take-out Commitment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws
Schedule 1[-A]-10

affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(ss)    Credit Score and Reporting. If required, full, complete and accurate information with respect to the Mortgagor’s credit file was furnished to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations.

(tt)    Other Encumbrances. Any property subject to any security interest given in connection with such Purchased Mortgage Loan is not subject to any other encumbrances other than a stated first mortgage, if applicable, and encumbrances which may be allowed under the Underwriting Guidelines.

(uu)    Description. Each Purchased Mortgage Loan conforms in all material respects to the description thereof as set forth on the related Asset Schedule delivered to the Custodian and Buyer.

(vv)    Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(ww)    Underwriting Guidelines. Each Purchased Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) in effect as of the date of the Transaction is entered into and as previously provided to Buyer.

(xx)    Primary Mortgage Guaranty Insurance. If required by the applicable Loan Program Authority, after the funding of the Purchased Mortgage Loan and payment of any premium thereafter, each Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required where applicable, and by an insurer approved, by the applicable Take-out Investor, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Each Purchased Mortgage Loan which is represented to Buyer to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Purchased Mortgage Loan which is represented by Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private
Schedule 1[-A]-11

mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.

(yy)    Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as High Cost Mortgage Loans.

(zz)    FHA Mortgage Insurance; VA Loan Guaranty; USA Mortgage Loan Guaranty. With respect to each Mortgage Loan to be insured or guaranteed by the FHA, the VA or the USDA, (i) all insurance or guaranty premiums or payments payable to the applicable Loan Program Authority in connection with such Mortgage Loan were paid within the timeframe required by such agency to avoid the imposition of any late fees or penalty fees, (ii) Seller has submitted all documents required by and in accordance with the timeframes established by the applicable Loan Program Authority to insure such Mortgage Loan (regardless of whether such documents are required to be contained in the related servicing file) (iii) there has been no notice, indication of ineligibility or rejection of the Mortgage Loan and there exists no impairment to full recovery without indemnity from the related Loan Program Authority, and (iv) the related insurance contract, guaranty agreement and each similar agreement, as applicable, (x) is in full force and effect, all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the related Loan Program Authority to the full extent thereof, without surcharge, set-off or defense, or, (y) is not yet in full force and effect, all required documentation has been successfully submitted to the appropriate agency within the time frame set forth in clause (ii) above and Seller has provided Buyer any evidence or information requested by Buyer necessary for Buyer to verify compliance with (ii) above and that the related insurance or guaranty premiums or payments have been made.

(aaa)    LTV; CLTV. The LTV and CLTV, as applicable, of any Purchased Mortgage Loan at origination was in accordance with the applicable Loan Program Authority’s guidelines, or such other percentage approved by the Buyer in writing.

(bbb)    No Adverse Selection. Such Purchased Mortgage Loan was not intentionally selected by the Seller in a manner intended to adversely affect the interest of the Buyer.

(ccc)    Single Mortgage Note. There is only one executed Mortgage Note (or in the case of an eNote, a single Authoritative Copy); provided, however, that if there is more than one signed note, then each page of such additional note will have “Duplicate,” “Copy” or similar language clearly stamped on it.

(ddd)    Acceptable Investment. There are no circumstances or conditions exists with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Purchased Mortgage Loan as an unacceptable investment, or adversely affect the value or marketability of the Purchased Mortgage Loan.

Schedule 1[-A]-12

(eee)    Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation existing as a prerequisite to use and enjoyment of said property.

(fff)    Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with the applicable Take-out Investor guidelines for such trusts.

(ggg)    Insurance. Seller has caused or will cause to be performed any acts required to preserve the rights and remedies of Buyer in any insurance policies applicable to the Purchased Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of Buyer.

(hhh)    Simple Interest Mortgage Loans. None of the Purchased Mortgage Loans are simple interest Mortgage Loans.

(iii)    Prepayment Fee. With respect to each Purchased Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and was originated in compliance with all applicable federal, state and local laws and regulations and will be enforced by Seller for the benefit of Buyer, and is only payable during the first three (3) years of the term of the Purchased Mortgage Loan. The Mortgagor received a benefit in exchange for accepting such prepayment fee.

(jjj)    Flood Certification Contract. Seller shall have obtained a life of loan, transferable flood certification contract for each Purchased Mortgage Loan and such contract is assignable to Buyer.

(kkk)    Endorsements. Each Mortgage Note has been endorsed by a duly authorized officer of Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement.

(lll)    Accuracy of Information. All information provided to Buyer by Seller with respect to the Purchased Mortgage Loans, including but not limited to, any information contained in the Mortgage File, is accurate in all material respects.

(mmm)    Single Premium Credit Insurance. No Mortgagor is offered or required to purchase single premium credit insurance in connection with the origination of the related Purchased Mortgage Loan.

(nnn)    Patriot Act. Seller has complied with all applicable anti money laundering laws and regulations, including, without limitation, the Patriot Act. No Purchased Mortgage
Schedule 1[-A]-13

Loan is subject to nullification pursuant to the Executive Order or the regulations promulgated by OFAC (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

(ooo)    MERS Designated Mortgage Loans. With respect to each MERS Designated Mortgage Loans, a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Asset Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Designated Mortgage Loan, no Mortgagor has received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

(ppp)    MOM Mortgage Loans. With respect to each MOM Mortgage Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

(qqq)    Authorized Funds Recipient. To the Seller’s knowledge, any related settlement or closing agent has fully disbursed all proceeds received from Buyer in accordance with the related HUD-1 form or closing disclosure, as applicable.

(rrr)    Ability to Repay. Before originating the Purchased Mortgage Loan, the originator made a reasonable and good faith determination that the borrower would have a reasonable ability to repay the loan according to its terms, in accordance with the “ability to repay” standards of the federal Truth in Lending Act, 15 U.S.C. 1639c(a), and Regulation Z, 12 C.F.R. 1026.43, as may be amended from time to time.

(sss)    Qualified Mortgage. Each Purchased Mortgage Loan is “Qualified Mortgage” as defined in Regulation Z, 12 C.F.R. 1026.43(e) as may be amended from time to time.

(ttt)    USDA Mortgage Loans. With respect to each USDA Mortgage Loan, such Purchased Mortgage Loan was originated and either (i) has been submitted for guaranty and not rejected and is eligible to be guaranteed in accordance with the USDA’s Guaranteed Rural Housing Loan Program or (ii) is guaranteed in accordance with the USDA’s Guaranteed Rural Housing Loan Program.

(uuu)    FICO Floor. Other than with respect to those Government Mortgage Loans originated in connection with any “streamline refinance program”, the FICO score of each Purchased Mortgage Loan meets or exceeds 620. Notwithstanding the foregoing, to the extent the Purchased Mortgage Loan is a Jumbo Mortgage Loan, the FICO score of such Purchased Mortgage Loan meets or exceeds the greater of (x) 720 or (y) such other FICO score allowable pursuant to the Underwriting Guidelines in effect as of the date of origination of such Mortgage Loan.

Schedule 1[-A]-14

(vvv)    TRID Compliance. With respect to each Purchased Mortgage Loan where the Mortgagor’s loan application for the Purchased Mortgage Loan was taken on or after October 3, 2015, such Purchased Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

(www)    Closing Protection Letter. With respect to each Purchased Mortgage Loan that is a Wet-Ink Mortgage Loan (other than a Mortgage Loan originated in the State of New York), Seller has obtained an ALTA closing protection letter which provides indemnification for Buyer for losses arising from the Closing Agent’s fraud, theft, dishonesty, negligence or failure to follow written closing instructions, in form and substance acceptable to Buyer. If such closing protection letter is not addressed to Buyer, such closing protection letter shall provide that Buyer and any assignee of Buyer are protected by such letter as if it were addressed directly to them.

(xxx)    Wet-Ink Mortgage Loans. With respect to each Purchased Mortgage Loan that is a Wet-Ink Mortgage Loan, the Closing Agent has been instructed in writing by Seller to hold the related Mortgage File as agent and bailee for Buyer and to promptly forward such Mortgage File in accordance with the provisions of the Custodial and Disbursement Agreement and the escrow instruction letter, if any.

(yyy)    eNote Legend. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.

(zzz)    eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:

a.the eNote bears a digital or electronic signature;
b.the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;
c.there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA or Section 7021 of E-Sign, as applicable, that is held in the eVault;
d.the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
e.the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
f.the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;
g.the Master Servicer Field status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Seller;
Schedule 1[-A]-15

h.the Subservicer Field status of the eNote on the MERS eRegistry (i) reflects, if there is a third-party subservicer, such subservicer's MERS Org ID or (ii) if there is not a subservicer, is blank;
i.there is no Control Failure, eNote Replacement Failure or Unauthorized Master Servicer or Subservicer Modification with respect to such eNote;
j.the eNote is a valid and enforceable Transferable Record or comprises "electronic chattel paper" within the meaning of the UCC;
k.there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of "Control" (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and
l.the single Authoritative Copy of the eNote is maintained electronically and has not been papered-out, nor is there another paper representation of such eNote.

Schedule 1[-A]-16

SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
POOLED MORTGAGE LOANS
Seller makes the following representations and warranties to Buyer with respect to each Pooled Mortgage Loan, as of the Purchase Date for such Mortgage Loan and at all times while such Pooled Mortgage Loan is subject to a Transaction hereunder.
(a)Agency Approvals. To the extent required by applicable law or necessary to issue and/or service, as applicable, an Agency Security, the Seller and Servicer possess all Agency Approvals and are in good standing with each Agency. No event has occurred, and neither Seller nor Servicer has any knowledge that an event may occur, prior to the issuance of the Agency Security (including a change in insurance coverage), which would either make Seller or Servicer, as applicable, unable to comply with the eligibility requirements for maintaining all such Agency Approvals or require notification to the relevant Agency or to HUD, FHA or VA. To Seller’s knowledge, Servicer has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of Mortgage Loans of the same types as may from time to time constitute Pooled Mortgage Loans and in accordance with Accepted Servicing Practices.
(b)Agency Eligibility. Each Pooled Mortgage Loan is an Agency Eligible Mortgage Loan.
(c)[Reserved].
(d)Aggregate Principal Balance. The Cut-off Date Principal Balance respecting each Pooled Mortgage Loan shall be at least equal to the original unpaid principal balance of the Agency Security for the Pooled Mortgage Loans designated to be issued.
(e)Committed Mortgage Loans. The Agency Security to be issued on account of the Pooled Mortgage Loans is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment. Each Take-out Commitment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(f)Certification. With respect to Pooled Mortgage Loans being placed in an Agency Security, the Custodian has certified such Pooled Mortgage Loans to the applicable Agency for the purpose of being swapped for an Agency Security backed by such pool, in each case, in accordance with the terms of the applicable Agency guidelines.
Schedule 1-B-1
LEGAL02/41029716v4

(g)Sole Subscriber. As to the Agency Security being issued with respect to Pooled Mortgage Loans, Buyer or the agent under the Joint Securities Account Control Agreement has been listed as the sole subscriber thereto.
(h)No Securities Issuance Failure. With respect to each Pooled Mortgage Loan being placed in an Agency Security, no Securities Issuance Failure shall have occurred.
Schedule 1-B-2
LEGAL02/41029716v4

SCHEDULE 2

AUTHORIZED REPRESENTATIVES
SELLER

Attention: Sheila Mayes	Address: 26642 Towne Centre Drive, Foothill Ranch, CA 92610
Telephone: ***
Facsimile: *** Email: ***
With a copy to: Attention: General Counsel	Address: 26642 Towne Centre Drive, Foothill Ranch, CA 92610
Telephone: ***
Facsimile: *** Email: ***

SELLER
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

Patrick Flanagan	EVP, Chief Financial Officer
Sheila Mayes Jeff DerGurahian Nicole Carrillo	EVP, Treasurer EVP, Chief Capital Markets Officer EVP, Chief Accounting Officer
Schedule 2-1
LEGAL02/41029716v4

BUYER NOTICES

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attn: Michael Pryluck
Email: ***

With a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attn: Legal Department

BUYER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature
Michael Pryluck	Managing Director

Eric Jacks	Managing Director

Matt Peters	Managing Director

Schedule 2-2
LEGAL02/41029716v4

SCHEDULE 3

INDEBTEDNESS OF SELLER

[see attached]
Schedule 3-1
LEGAL02/41029716v4

EXHIBIT A

[RESERVED]
Exhibit A-1
LEGAL02/41029716v4

EXHIBIT B

[RESERVED]

Exhibit B-1
LEGAL02/41029716v4

EXHIBIT C

EVIDENCE OF BUYER LISTED AS LOSS PAYEE
OF SELLER’S FIDELITY INSURANCE POLICY, ERRORS AND OMISSIONS INSURANCE POLICY, AND PROFESSIONAL LIABILITY INSURANCE POLICY
[SEE ATTACHED]

Exhibit C-1
LEGAL02/41029716v4

EXHIBIT D

FORM OF SECTION 8 CERTIFICATE
Reference is hereby made to the Master Repurchase Agreement and Securities Contract dated as of September 23, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between loanDepot.com, LLC (the “Seller”) and Bank of Montreal (the “Buyer”). Pursuant to the provisions of Section 8 of the Agreement, the undersigned hereby certifies that:
1.    It is __ a natural individual person, __ treated as a corporation for U.S. federal income tax purposes, __ disregarded for federal income tax purposes (in which case a copy of this Section 8 Certificate is attached in respect of its sole beneficial owner), or treated as a partnership for U.S. federal income tax purposes (one must be checked).
2.    It is the beneficial owner of amounts received pursuant to the Agreement.
3.    It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.
4.    It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.
5.    It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.
6.    Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.

[NAME OF UNDERSIGNED]

By:

Title:

Exhibit D-1
LEGAL02/41029716v4

EXHIBIT E

ASSET SCHEDULE FIELDS

Field	Description
RECORDTYPE	Hardcoded value for DB
Funding Date	This needs to be the date the wire is sent out
SOURCEAPP	Hardcoded value for DB - to be assigned
RECORDTYPE0	Hardcoded value for DB
WIRETYPE	Hardcoded value for DB
TOTALSUBLEDGERREC	Hardcoded value for DB
RECORDTYPE1	Hardcoded value for DB
Bank ABA	The ABA # for the bank receiving the wire
REPETITIVEPROFILEID	NULL
CLEARINGACCT	Hardcoded value for DB
Wire Amount	Amount of the individual wire being sent
PMTTYPE	Hardcoded value for DB
Account Name	Just need the city and state of the bank receiving the wire
BENEFICIARYTYPE	Hardcoded value for DB
BENEFICIARYIDTYPE	Hardcoded value for DB
Account Number	Please make sure that this is a text column in case of leading zeroes. The account # for the recipient of the wire
Account Name	Name of company receiving funds. Usually a Title Company, Escrow Agent, Closing Attorney
Loan Number	loan number assigned to loan
Borrower Last Name	The borrowers last name.
Loan Face Amount	The original balance from the face of the note
UPB	The current balance
Note Rate	The original note rate from the face of the note
USERDEFINED	NULL
Funding Date	This needs to be the date the wire is sent out
REPETITIVEDETAIL	NULL
CMSCOMMENT	Hardcoded value for DB - to be assigned
RECORDTYPE2	Hardcoded value for DB
SUBLEDGER	Hardcoded value for DB
SUBLEDGERACCT	Hardcoded value for DB - to be assigned
Wire Amount	Amount of the individual wire being sent
TRANSACTIONCODE	Hardcoded value for DB
Exhibit E-1
LEGAL02/41029716v4

RECORDTYPET	Hardcoded value for DB
Number of Wires	The number of wires to be sent in the batch
Total Wire Amount	Sum of column AD
Bank Name	Name of the bank receiving the funds
LOAN_TYPE	Hardcoded value for DB
Additional Instructions 1 (For further credit)	Further credit
Additional Instructions 2 (For further credit)	Further credit
Wire Comments or Escrow Num	escrow # or Wire Comments
Customer ID	unique ID assigned to customer
Funding Date	Date loan is to be funded
LOB	Determines if the funding is dry or wet
Loan Number	Seller loan number
Borrower Last Name	Borrower Last Name
Borrower First Name	Borrower First Name
Borrower SSN	Borrower SSN
Borrower DOB	Borrower DOB
Loan Face Amount	Full amount of original loan
UPB	Current UPB
Note Rate	Original Note rate
Note Date	Date note is signed
Term (months)	Original term of loan in months
Orig Amort Term (months)	Original amortization term
Maturity Date	Maturity date stated on note
ARM Flag	Determines if the rate is adjustable or fixed
Loan Program (BMO)	BMO loan program
Jumbo Flag	Determines if the loan is jumbo or conforming
Agency	FN - FNMA GN - GNMA FG - FHLMC FHA - GNMA VA - GNMA USDA NA – NonAgency
Program Name (Customer)	Client loan program
Property Street Address	Property Street Address
Property City	Property City
Property State	Property State
Property Zip	Property Zip
Exhibit E-2
LEGAL02/41029716v4

Property County Name	Property Count Name
Borrower 2 Last Name	Borrower 2 Last Name
Borrower 2 First Name	Borrower 2 First Name
Borrower 2 DOB	Borrower 2 DOB
Borrower 2 SSN	Borrower 2 SSN
Bulk Wire Flag	If Y, all loans with same wire instructions on the same batch will wire together
Wire Amount	Full amount to be wires to closing / correspondent
Bank Name	Bank receiving funds
Bank ABA	Bank ABA
Account Name	Account receiving funds
Account Number	Account Number receiving funds
Additional Instructions 1 (For further credit)	Reference info on wire Also used for further credit info
Additional Instructions 2 (For further credit)	Reference info on wire Also used for further credit info
Wire Comments or Escrow Num	Wire Comments or Escrow Num
Payee Address	Address for Bank receiving wire
Payee City	City for Bank receiving wire
Payee State	State for Bank receiving wire
Payee Zip	Zip for Bank receiving wire
Closing Agent	Name of closing agent
Closing Agent Address	Closing Agent Address
Closing Agent Contact Name	Closing Agent Contact Name
Closing Agent Phone Number	Closing Agent Phone Number
Correspondent Name	Name of Correspondent
MERS ID / MIN Number	MERS ID Number
Servicer MERS Org ID	Servicer MERS Org ID
Investor MERS Org ID	Investor MERS Org ID
MERS Flag	Determines if the loan is registered on MERS or not
Occupancy Code	N = Non-owner / Investor Property O = Owner occupied S = second / vacation home
Loan Purpose Code	P = Purchase R = Refinance C, CR = Cashout Refi X = Streamline Refi
Exhibit E-3
LEGAL02/41029716v4

Property Type	1FAM = 1 family 2FAM = 2 family 3FAM = 3 family 4FAM = 4 family COND = Condo COOP = Co-Op M = Manufactured Housing P = PUD Housing TOWN = Town House
Units	1 2 3 4
Documentation Type	F = Full S = Stated N = No Income FULL LIMITED NO DOC LOAN
Original Appraisal Value	Original Appraisal Value
Sales Price	Purchase price
LTV	Loan to value
CLTV	Combined loan to value
DTI	Debt to income ratio
FICO	Borrower 1 FICO
Borrower 2 FICO	Borrower 2 FICO
Balloon Flag	Determines if the loan is a balloon loan or not
Channel	Origination channel - (Retail, Wholesale, etc.)
FHA/VA Case #	FHA/VA loan ID
Lien Position	Seniority of lender's claim on the loans' collateral (home)
Subordinate Lien Amount	For 1st lien, balance of any junior liens
Senior Lien Balance	For a 2nd lien, the balance of all senior liens
Note Index Code	Market index used to reset loan interest rate (ARMs only)
Margin	Spread added to market index rate to calculate new rate (ARMs only)
First Reset Date	First reset date [ARM only]
First Reset Date	Months to First Rate Reset (ARMs only)
PmtResetDtFirst	First Pmt Reset Date (valid for ARMs only)
Initial Rate Cap	First Rate Cap on ARM loan
Rate Adjustment Frequency	Time between resets, in months [ARM only]
Exhibit E-4
LEGAL02/41029716v4

Period ARM Cap	The maximum permissible annual adjustment, upward or downward, in the Certificate Rate.
arm_lookback	Lookback period in days for ARM adjustment
armround	For an ARM loan, the number of decimal places to which a Note Rate will be rounded after an interest rate adjustment.
Lifetime Max Interest Rate	Lifetime Max Interest Rate
Lifetime Min Interest Rate	Lifetime Min Interest Rate
Takeout Investor	Investor buying the loan or 'HEDGED'
Takeout Sale Price	Sale Price to the investor
Commitment Number	Commitment Number with investor
Commitment Expiration Date	Date the commitment expires
MI Cert #	Mortgage Insurance certificate number
PMI Company	Company providing PMI
PMI Coverage	% of loan covered by insurance
LPMI % Fee	Lender paid MI
APR	APR
Section32	Determines if the loan is a section 32 loan
AUS Name	Automated underwriting system name
AUS Number	Automated Underwriting System rating
AUS Response	Automated Underwriting System response
Bankruptcy filing date	Date borrower previously filed for bankruptcy
E-note Flag	Determines if the loan is an electronic mortgage loan
AgencyRefiReliefFlag	Indicates loans that have received DU Refi Plus or Relief Refinance from Fannie or Freddie. This flag is to be used in capping loan level pricing adjustments.
Home Ready_Home Possible	Defines if loan is Home Ready (FNMA) or Home Possible (FHLMC)
EnhancedReliefRefi	Defines if loan is an Enhanced Relief Refi
203K Flag	Defines if loan is a Rehab loan
MH Advantage Flag	Defines if loan is a MH Advantage loan
AffordableFlag	When true, indicates that the loan program is classified as an affordable program (or community second)
Self-Employed Flag	Indicates whether borrower is self employed
Foreign National	Indicates whether borrower is a foreign national
IO Indicator	Determines if the loan is an interest only loan
Interest Only Term	Term in months the loan is IO
Servicer	Name of servicer for loan
Paid to Date	Last payment made on the loan
Exhibit E-5
LEGAL02/41029716v4

First Payment Date	First payment date on the loan
Next Payment Date	Next Payment Due Date
Servicing Cutoff Period	Cutoff date from servicer tape - may differ from AsOfDt if balances have been rolled
Prepay Months	Prepay penalty period in months. 0 if no prepay penalty on loan
Prepayment Penalty Description	String describing prepay penalty terms
Residual Income	Residual Income, if applicable, as calculated by the originator under its own guidelines for Borrower
Delinquency Status	How many days the borrower is delinquent on the loan
Current Rate	Current loan rate
Current P&I Amount	Current payment amount

Exhibit E-6
LEGAL02/41029716v4

EXHIBIT F

FORM OF POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that loanDepot.com, LLC (“Seller”) hereby irrevocably constitutes and appoints Bank of Montreal (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:
(a)    in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement and Securities Contract (as amended, restated or modified) dated as of September 23, 2021 (the “Assets”), and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
(b)    to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(c)    (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to send “goodbye” letters on behalf of Seller and Servicer; (iii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iv) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (v) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (vi) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vii) to settle, compromise or adjust any suit, action or proceeding described in clause (vi) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;
(d)    for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and
Exhibit F-1
LEGAL02/41029716v4

send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;
(e)    for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exhibit F-2
LEGAL02/41029716v4

IN WITNESS WHEREOF Seller has caused this power of attorney to be executed this ___ day of __________, 2021.
LOANDEPOT.COM, LLC
(Seller)

By:
Name:
Title:

Exhibit F-3
LEGAL02/41029716v4

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California     )
County of Orange )

On _______________________________, before me, ___________________________a Notary Public personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature______________________________ (SEAL)

Exhibit F-4
LEGAL02/41029716v4

EXHIBIT G

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

I, ___________________, do hereby certify that I am the [duly elected, qualified and authorized] [CFO/TREASURER/FINANCIAL OFFICER] of LOANDEPOT.COM, LLC, a Delaware limited liability company (“Seller”). This certificate (“Certificate”) is delivered to you in connection with Section 14(d) of the Master Repurchase Agreement and Securities Contract, dated as of September 23, 2021, between Seller and BANK OR MONTREAL, a Canadian Chartered bank acting through its Chicago Branch (“Buyer”). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:
(a)Litigation, Investigations, Proceedings. Seller has promptly given to Buyer notice of all litigation, actions, suits, arbitrations, and investigations in accordance with its obligations under Section 14(c)(iv)(G) of the Agreement.
(b)Financial Covenants. Seller has complied with all the financial covenants set forth in Section 3 of the Pricing Side Letter. A detailed summary of the calculation of Adjusted Tangible Net Worth, liquidity, Indebtedness to Adjusted Tangible Net Worth ratio, and maintenance of profitability is provided in Schedule 1 hereto.
(c)Insurance. Seller has maintained, for Seller with responsible companies, at its own expense, the Required Insurance Policy in accordance with its obligations under the Agreement.
(d)Financial Statements. The financial statements and schedules attached hereto fairly present in all material respects the financial condition and results of operations of Seller in accordance with GAAP, consistently applied, as of the date(s) thereof.
(e)Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Purchased Mortgage Loan.
(f)Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Facility Documents to be observed, performed and satisfied by it. If a covenant or other agreement or condition has not been complied with, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.
Exhibit G-1
LEGAL02/41029716v4

(g)Regulatory Action. Seller has promptly provided Buyer with written notice of any non-routine investigation of Seller, commenced or threatened, by any federal, state or local government agency. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could reasonably be expected to have a Material Adverse Effect . If Seller has not provided written notice of any such investigation of Seller or if Seller has been the subject of any government investigation which has resulted in the suspension of a license, a cease and desist order or such other action as could reasonably be expected to have a Material Adverse Effect, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.
(h)No Default. No Default or Event of Default has occurred and is continuing. If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.
(i)Distributions. Seller has not made any distributions prohibited by Section 14(p) of the Agreement.
(j)Notifications. Seller has complied with the notification requirements of the Agreement.
(k)Indebtedness. All material Indebtedness (other than Indebtedness evidenced by the Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto, including related lender, facility size, facility type, commitment amount, outstanding amount, and maturity or termination date.
(l)Originations. Attached hereto as Schedule 3 is a true and correct summary of all Mortgage Loans originated by Seller for the calendar month ending [DATE] and for the year to date ending [DATE], stratified by loan category, loan purpose, and production channel.
(m)Repurchases and Early Payment Default Requests. Attached hereto as Schedule 4 is a true and correct summary of the portfolio performance including representation breaches, missing document breaches, repurchases due to fraud, early payment default requests, and Mortgage Loans subject to other warehouse lines in excess of sixty (60) days summarized on the basis of (a) pending repurchase demands (including weighted average duration of outstanding request), (b) satisfied repurchase demands and (c) total repurchase demands.
(n)Quality Control. Attached hereto as Schedule 5 is a true and correct copy of the most current internal quality control report maintained by Seller.
Exhibit G-2
LEGAL02/41029716v4

(o)Secondary Market Sales. Attached hereto as Schedule 6 is a true and correct summary of all the mortgage loans sold by Seller during the calendar month ending [DATE] and for the year to date ending [DATE].
(p)Geographic Production Breakdown. Attached hereto as Schedule 7 is a true and correct summary of all the geographic locations of the Mortgage Loans originated by Seller during the calendar month ending [DATE] and for the year to date ending [DATE].
(q)Other Notices. Seller has notified Buyer of any other event, circumstance or condition that has resulted, or could reasonably be expected to result, in a Material Adverse Effect with respect to Seller or Servicer
(r) No changes. Since the Closing Date and except as disclosed in prior Certificates delivered to Buyer, Seller has not:
i.changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows: ____________________________________;
ii.acquired all or substantially all of the assets of, or merged or consolidated with or into, any Person, except as follows:_____________________________________; or
changed its principal address , except as follows: ____________________.
Exhibit G-3
LEGAL02/41029716v4

IN WITNESS WHEREOF, I have set my hand this _____ day of ________, ________.
By:
Name:
Title:

Exhibit G-4
LEGAL02/41029716v4

Schedule 1 [to Exhibit G]
Calculation of Financial Covenants
[ATTACHED]

Exhibit G-5
LEGAL02/41029716v4

Schedule 2 [to Exhibit G]
Warehouse Lines of Seller

Lender	Facility Size	Total Line Amount	Outstanding Amount	Maturity/Termination Date

Exhibit G-6
LEGAL02/41029716v4

Schedule 3 [to Exhibit G]
Mortgage Loans Originated for [MONTH]
[ATTACHED]

Exhibit G-7
LEGAL02/41029716v4

Schedule 4 [to Exhibit G]
Repurchases and Early Payment Default Requests
[ATTACHED]

Exhibit G-8
LEGAL02/41029716v4

Schedule 5 [to Exhibit G]
Quality Control Report
[ATTACHED]

Exhibit G-9
LEGAL02/41029716v4

Schedule 6 [to Exhibit G]
Secondary Market Sales
[ATTACHED]

Exhibit G-10
LEGAL02/41029716v4

Schedule 7 [to Exhibit G]
Geographic Production Breakdown
[ATTACHED]

Exhibit G-11
LEGAL02/41029716v4

EXHIBIT H

FORM OF SECURITY RELEASE CERTIFICATION

[DATE]

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attn: Michael Pryluck
Email: ***

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attn: Legal Department

    Re: Security Release Certification

Effective as of [___], [_______] hereby relinquishes any and all right, title and interest it may have in and to the Mortgage Loans described in Schedule 1 attached hereto upon purchase thereof by [Bank of Montreal] (“Buyer”) from Seller named below pursuant to that certain Master Repurchase Agreement, dated as of [___] as of the date and time of receipt by [______] of $[___] for such Mortgage Loans (the “Date and Time of Sale”) and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Seller named below or its designees as of the Date and Time of Sale.

    Name and address of Lender:

[Custodian]
[ ]
For Credit Account No. [ ]
Attention: [ ]
Phone: [ ]
Further Credit [ ]

[NAME OF WAREHOUSE LENDER]
Exhibit H-1
LEGAL02/41029716v4

By:__________________________
Name:
Title:
Seller named below hereby certifies to Buyer that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Buyer, the security interests in the Mortgage Loans released by the above named [corporation] comprise all security interests relating to or affecting any and all such Mortgage Loans. Seller warrants that, as of such time, there are and will be no other security interests affecting any or all of such Loans.

LOANDEPOT.COM, LLC

By:__________________________
Name:
Title:
Exhibit H-2
LEGAL02/41029716v4

Schedule 1 to Security Release Certification
Exhibit H-1
LEGAL02/41029716v4